                                                                    Exhibit 10.6

                          LOAN AND SECURITY AGREEMENT

                                     Among

                              DRUGMAX.COM, INC.,
                                      and
                             VALLEY DRUG COMPANY,
                                 as Borrowers

                                      and

                              THE GUARANTORS FROM
                           TIME TO TIME PARTY HERETO

                                      and

                              MELLON BANK, N.A.,
                                    as Bank

                         Dated as of: October 24, 2000

                                TABLE OF CONTENTS
                                -----------------
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1.  DEFINITIONS AND CONSTRUCTION...........................................   1
    1.1  Definitions.......................................................   1
    1.2  Accounting Terms and Determinations...............................  18
    1.3  UCC...............................................................  19
    1.4  Construction......................................................  19
    1.5  Schedules and Exhibits............................................  19
    1.6  Obligor's Knowledge...............................................  19

2.  THE REVOLVING CREDIT FACILITY..........................................  19
    2.1  The Facility......................................................  19
    2.2  Revolver Note.....................................................  20
    2.3  Borrowing Base....................................................  20
    2.4  Sublimits.........................................................  21
    2.5  Reserves..........................................................  21
    2.6  Reduction in Advance Rates........................................  21

3.  ADVANCES UNDER THE REVOLVING CREDIT FACILITY...........................  22
    3.1  General...........................................................  22
    3.2  Borrowing Procedures..............................................  22
    3.3  Funding Procedure.................................................  22

4.  THE TERM LOAN..........................................................  23
    4.1  Term Loan.........................................................  23
    4.2  Term Note.........................................................  23
    4.3  Advance of the Term Loan..........................................  23

5.  USE OF LOAN PROCEEDS...................................................  23

6.  LETTERS OF CREDIT......................................................  23
    6.1  General...........................................................  23
    6.2  Conditions to Issuance............................................  23
    6.3  Tenor.............................................................  24
    6.4  Sublimits.........................................................  24
    6.5  Procedure and Documentation.......................................  24
    6.6  Reduction of Availability.........................................  24
    6.7  Draws.............................................................  24


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    6.8  Cash Collateral...................................................  24
    6.9  Indemnification...................................................  25
    6.10 Obligations Irrevocable...........................................  25
    6.11 Risk Under Letters of Credit......................................  26

7.  INTEREST RATE..........................................................  27
    7.1  Interest Rate Options for the Revolving Credit Facility...........  27
    7.2  Interest Rate Options for the Term Loan...........................  28
    7.3  Base Rate Fall Back...............................................  29
    7.4  LIBOR Rate Unascertainable or Unavailable.........................  30
    7.5  LIBOR Unlawful....................................................  30
    7.6  Indemnification...................................................  30
    7.7  Determinations....................................................  30
    7.8  Default Rate......................................................  31
    7.9  Post Judgment Interest............................................  31
    7.10 Calculations......................................................  31
    7.11 Limitation of Interest to Maximum Lawful Rate.....................  31

8.  PAYMENTS AND FEES......................................................  32
    8.1  Interest Payments on the Revolving Credit Facility................  32
    8.2  Principal Payments on the Revolving Credit Facility...............  32
    8.3  Interest Payments on the Term Loan................................  32
    8.4  Principal Payments on Term Loan...................................  33
    8.5  Letter of Credit Fees.............................................  33
    8.6  Facility Fee......................................................  33
    8.7  Collateral Management Fee.........................................  33
    8.8  Unused Facility Fee...............................................  33
    8.9  Late Charge.......................................................  34
    8.10 Termination of Revolving Credit Facility and Termination Fee......  34
    8.11 Prepayment of Term Loan...........................................  34
    8.12 Interest and Breakage Costs on LIBOR Rate Loans...................  35
    8.13 Payment Method and Application....................................  35
    8.14 Reinstatement of Obligations......................................  36
    8.15 Maintenance of Loan Account; Statements of Obligations............  36
    8.16 Indemnity.........................................................  37
    8.17 Loss of Margin....................................................  37
    8.18 Savings Clause....................................................  38

9.  TAXES..................................................................  38


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10. SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF
    COLLATERAL.............................................................  39
    10.1  Personal Property................................................  39
    10.2  Collateral Assignment of Licenses................................  41
    10.3  Management Support and Validity Agreements.......................  41
    10.4  Negotiable Collateral............................................  41
    10.5  Surety...........................................................  41
    10.6  Stock Pledges....................................................  41
    10.7  General..........................................................  42
    10.8  Collection of Accounts; Proceeds of Collateral...................  42

11. REPRESENTATIONS AND WARRANTIES.........................................  43
    11.1  Valid Organization, Good Standing and Qualification..............  43
    11.2  Licenses.........................................................  44
    11.3  Ownership Interests..............................................  44
    11.4  Subsidiaries.....................................................  44
    11.5  Financial Statements.............................................  44
    11.6  No Material Adverse Change in Financial Condition................  44
    11.7  Pending Litigation or Proceedings................................  44
    11.8  Due Authorization; No Legal Restrictions.........................  45
    11.9  Enforceability...................................................  45
    11.10 No Default Under Other Obligations, Orders or Governmental
          Regulations......................................................  45
    11.11 Governmental Consents............................................  45
    11.12 Taxes............................................................  45
    11.13 Title to Collateral..............................................  46
    11.14 Names; Addresses and State of Formation..........................  46
    11.15 Current Compliance...............................................  46
    11.16 United States Pension and Benefit Plans..........................  46
    11.17 Leases and Contracts.............................................  46
    11.18 Intellectual Property............................................  47
    11.19 Eligible Accounts................................................  47
    11.20 Eligible Inventory...............................................  47
    11.21 Business Interruptions...........................................  48
    11.22 Business.........................................................  48
    11.23 Affiliate Transactions...........................................  48
    11.24 Property of Obligors.............................................  48
    11.25 Inventory Records................................................  49
    11.26 FEIN.............................................................  49

                                      iii
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
    11.27 Solvency.........................................................  49
    11.28 Subordinated Indebtedness........................................  49
    11.29 Inventory Locations..............................................  49
    11.30 Investment Company Act; Public Utility Holding Company Act.......  50
    11.31 Employee Relations...............................................  50
    11.32 Investment Property..............................................  51
    11.33 Common Enterprise................................................  51
    11.34 Insurance........................................................  51
    11.35 Web Sites........................................................  51
    11.36 Accuracy of Representations and Warranties.......................  51

12. AFFIRMATIVE COVENANTS..................................................  51
    12.1  Payment of Principal, Interest and Other Amounts Due.............  52
    12.2  Claims for Labor and Materials...................................  52
    12.3  Existence; Approvals; Qualification; Compliance with Laws........  52
    12.4  Maintenance of Properties........................................  52
    12.5  Intellectual Property............................................  52
    12.6  Insurance........................................................  53
    12.7  Inspections; Examinations........................................  54
    12.8  Pension Plans....................................................  54
    12.9  Bank Accounts....................................................  55
    12.10 Maintenance of Management........................................  55
    12.11 Transactions with Affiliates.....................................  56
    12.12 Additional Documents and Future Actions..........................  56
    12.13 Title to Equipment...............................................  56
    12.14 Taxes............................................................  56
    12.15 Leases...........................................................  57
    12.16 Notices..........................................................  57
    12.17 Assignment of Claims Act.........................................  57
    12.18 Additional Guarantors............................................  57
    12.19 Instruments; Promissory Notes....................................  58
    12.20 Future Leases....................................................  58
    12.21 Web Sites........................................................  58

13. NEGATIVE COVENANTS.....................................................  59
    13.1  Limitation on Sale and Leaseback.................................  59
    13.2  Limitation on Indebtedness.......................................  59
    13.3  Loans............................................................  60
    13.4  Investments......................................................  60

                                      iv
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        13.5    Guaranties.....................................................    60
        13.6    Disposition of Assets..........................................    60
        13.7    Merger; Consolidation; Business Acquisitions; Siubsidiaries....    60
        13.8    Liens..........................................................    61
        13.9    Letters of Credit..............................................    62
        13.10   Insurance......................................................    62
        13.11   Default Under Other Indebtedness...............................    62
        13.12   Transactions with Affiliates...................................    62
        13.13   Name or Chief Executive Address Change.........................    62
        13.14   Change in Location of Collateral...............................    62
        13.15   Material Adverse Contracts.....................................    63
        13.16   Restrictions on Use of Proceeds................................    63
        13.17   Subordinated Indebtedness......................................    63
        13.18   Prepayments; Amendments and License Agreements.................    64
        13.19   Distributions; Stock Redemptions...............................    64
        13.20   Issuance of Capital Stock......................................    64
        13.21   Prohibited Transactions Under ERISA............................    64
        13.22   Licenses.......................................................    65
        13.23   Consignments...................................................    65
        13.24   Trademark and Tradename Licenses...............................    65
        13.25   Equipment Becoming Fixture.....................................    65

14.     FINANCIAL COVENANTS....................................................    66
        14.1   Net Income......................................................    66
        14.2   Stand-Alone Net Income..........................................    66
        14.3   Net Worth.......................................................    67
        14.4   Current Ratio...................................................    68
        14.5   Capital Expenditures............................................    68
        14.6   Cash on Deposit.................................................    69
        14.7   Changes to Financial Covenants..................................    70
        14.8   Most Favored Lender.............................................    70

15.      ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS..................    70
        15.1   Annual Statements...............................................    70
        15.2   Projections and Cash Flow.......................................    71
        15.3   Monthly Statements..............................................    71
        15.4   Collateral Reporting............................................    72
        15.5   Tax Returns.....................................................    73
        15.6   SEC Reporting...................................................    73

                                       v
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        15.7   Audit Reports....................................................
        15.8   Reports to Governmental Agencies and Other Creditors.............   74
        15.9   Requested Information............................................   74
        15.10  Compliance Certificates..........................................   74
        15.11  Accountant's Certificate.........................................   74
                                                                                   74

16.     CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OR LETTER OF CREDIT.........   74
        16.1   Searches.........................................................   75
        16.2   UCC-1 Filings....................................................   75
        16.3   Executed Loan Documents..........................................   75
        16.4   Authorizing Resolutions..........................................   75
        16.5   Governing Documents..............................................   75
        16.6   Material Agreements..............................................   75
        16.7   Good Standing Certificates.......................................   76
        16.8   Insurance........................................................   76
        16.9   Collateral Access Agreements.....................................   76
        16.10  Opinions of Counsel..............................................   76
        16.11  Tax Returns......................................................   76
        16.12  March 31, 2000 Financial Statements..............................   76
        16.13  July 31, 2000 and August 31, 2000 Financial Statements...........   76
        16.14  Licenses, Approvals, Etc.........................................   77
        16.15  Excess Availability..............................................   77
        16.16  No Material Adverse Change.......................................   77
        16.17  Fees.............................................................   77
        16.18  SEC Reporting....................................................   77
        16.19  Reference Checks.................................................   77
        16.20  Subordination....................................................   77
        16.21  Equipment Leases.................................................   77
        16.22  Releases.........................................................   77

17.     CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT..............   78
        17.1   Representations and Warranties...................................   78
        17.2   No Default or Event of Default...................................   78
        17.3   No Injunction or Order...........................................   78
        17.4   No Bankruptcy....................................................   78

                                      vi
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18.     DEFAULT AND REMEDIES...................................................    78
        18.1   Events of Default...............................................    78
        18.2   Remedies........................................................    81
        18.3   Application of Proceeds.........................................    82
        18.4   Sale or Other Disposition of Collateral.........................    82
        18.5   Actions With Respect to Accounts................................    83
        18.6   Actions With Respect to Web Sites...............................    85
        18.7   Set-Off.........................................................    86
        18.8   Turnover of Property Held by Bank...............................    86
        18.9   Delay or Omission Not Waiver....................................    86
        18.10  Remedies Cumulative.............................................    87
        18.11  Consents, Approvals and Discretion..............................    87
        18.12  Certain Fees, Costs, Expense Expenditures.......................    87

19.     INDEMNIFICATION........................................................    88

20.     COMMUNICATIONS AND NOTICES.............................................    89

21.     WAIVERS................................................................    89
        21.1   Waivers.........................................................    89
        21.2   Forbearance.....................................................    90
        21.3   Limitation on Liability.........................................    90
        21.4   Waiver of Subrogation...........................................    91

22.     SUBMISSION TO JURISDICTION.............................................    91

23.     MISCELLANEOUS..........................................................    91
        23.1   Brokers.........................................................    91
        23.2   Use of Bank's Name..............................................    91
        23.3   No Joint Venture................................................    92
        23.4   Survival........................................................    92
        23.5   No Assignment...................................................    92
        23.6   Assignment or Sale by Bank......................................    92
        23.7   Publicity.......................................................    92
        23.8   Injunctive Relief...............................................    92
        23.9   Time is of the Essence..........................................    92
        23.10  All Powers Coupled With Interest................................    93
        23.11  Disclosure and Disclaimer Regarding Power of Attorney...........    93
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                                      vii
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   23.12  Binding Effect.......................................................    93
   23.13  Severability.........................................................    93
   23.14  No Third Party Beneficiaries.........................................    94
   23.15  Modifications........................................................    94
   23.16  Holidays.............................................................    94
   23.17  Law Governing........................................................    94
   23.18  Integration..........................................................    94
   23.19  Exhibits and Schedules...............................................    94
   23.20  Headings.............................................................    94
   23.21  Counterparts; Facsimile Signatures...................................    94
   23.22  Joint and Several....................................................    94
   23.23  Limitation on Damages................................................    95
   23.24  Waiver of Right to Trial by Jury.....................................    95

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------

               THIS LOAN AND SECURITY AGREEMENT is made effective as of October 24, 2000 by and among DRUGMAX.COM, INC., a Nevada corporation ("DrugMax"); VALLEY DRUG COMPANY, an Ohio corporation ("Valley") (DrugMax and Valley being collectively hereinafter referred to as "Borrowers"); each of the GUARANTORS (as defined hereinbelow) from time to time party hereto; and MELLON BANK, N.A. ("Bank").

               NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrowers under this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

               1.          DEFINITIONS AND CONSTRUCTION.
                           ----------------------------

                           1.1    Definitions. The following words and phrases
                                  -----------
as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

               Account Debtor means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

               Accounts means, with respect to a Person, all of such Person's now owned and hereinafter acquired rights to payment for goods sold or leased or for services rendered which is not evidenced by any instrument or chattel paper, whether or not it has been earned by performance, and any other property or interest in property that is classified as an account pursuant to the UCC.

               Advances means an advance by Bank under the Revolving Credit Facility, the Term Loan or this Agreement, including without limitation, Base Rate Loans, LIBOR Rate Loans, advances under Letters of Credit, or advances to pay Bank Expenses.

               Affiliate means, with respect to any Person, (a) any officer, director or managing member of such Person, (b) any Subsidiary of such Person,
(c) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, (ii) directly or indirectly beneficially owns or holds twenty percent (20%) or more of any class of Voting Stock of such Person or any Subsidiary of such Person, or (iii) twenty percent (20%) or more of the Voting Stock of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person, and (d) without limiting the foregoing, with respect to any Obligor, each other Obligor. The term "control" means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of the Voting Stock, by contract or otherwise.

               Agreement means this Loan and Security Agreement.

                  Applicable Law means, with respect to any Person, all provisions of constitutions, statutes, regulations and orders of any Governmental Authority applicable to such Person or its property, including, without limitation, all orders and decrees of all courts and arbitrators in proceedings or actions to which such Person is a party. In respect of contracts relating to interest or finance charges that are made or performed in the Commonwealth of Pennsylvania, "Applicable Law" shall mean the laws of the U.S., including without limitation 12 U.S.C. (S)(S) 85 and 86(a), as amended from time to time, and any other statute of the U.S. now or at any time hereinafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the Commonwealth of Pennsylvania.

                  Applicable Margin is equal to the percent per annum in excess of the Base Rate or LIBOR Rate as set forth in the following pricing matrix:

                      Ratio of                    Revolving                    Term
                       Funded                  Credit Facility                 Loan
                                             -------------------         ----------------
                       Debt to                 Base      LIBOR            Base    LIBOR
Level                  EBITDA       Rate +     Rate+     Rate+            Rate+
-----              ---------------- ------     -----     -----            -----
Level I **3.50:1                     .75%     3.00%      1.25%             3.50%

Level II         ** 3.00 * 3.50:1              .50%      2.75%             1.00%      3.25%

Level III        ** 2.50:1 * 3.00: 1           .25%      2.50%              .75%      3.00%

Level IV         *  2.00:1 * 2.50:1            .00%      2.25%              .50%      2.75%

Level V   * 2.00:1                             .00%      2.00%              .25%      2.50%

** denotes greater than or equal to
*  denotes less than

From the Closing Date through the date of receipt of the fiscal year-end March 31, 2001 audited consolidated financial statements of Borrowers, the Applicable Margin for Advances under the Revolving Credit Facility and the Term Loan shall be the Applicable Margin set forth on Level III in the above-described pricing matrix. Thereafter, the Applicable Margin will be based upon the ratio of Funded Debt of Borrowers to EBITDA of Borrowers on an annual basis as reflected on the year-end audited consolidated financial statements of Borrowers delivered to Bank pursuant to Section 15.1 for each fiscal year ending after March 31, 2001,
                 ------------
provided, however, if the year end financial statements are not delivered at the
--------  ------
time specified in Section 15.1 below, then the Applicable Margin for any given
                  ------------
kind of Loan shall be the highest Applicable Margin set forth above for such kind of Loan during any period that the Borrowers are delinquent in the delivery of such financial statements. The adjustment in the Applicable Margin, if any, will be effective five (5) Business Days after receipt by Bank of the consolidated financial statements of Borrowers delivered to Bank pursuant to
Section 15.1 below. There shall be no reduction in the Applicable Margin if (a)
------------
a Default or an Event of Default has occurred and is continuing uncured; (b) Borrowers have not averaged at least $1,000,000.00 of Excess Availability under the Revolving Credit Facility for the 30 days immediately preceding the date of such reduction; or (c) Borrowers do not have at least $1,000,000.00 of Excess Availability under the Revolving Credit Facility on the date of such reduction.

                 Assignment of Patents, Trademarks, Licenses and Copyrights means the collateral assignments of patents, trademarks, licenses and copyrights of even date herewith executed by each Obligor in favor of Bank as security for the Obligations.

                 Availability means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of (i) the Borrowing Base, or (ii) the Maximum Revolving Credit Facility Amount; less (b)
                                                                      ----
the Revolving Credit Facility Usage.

                 Average Unused Portion of Maximum Revolving Credit Facility Amount means, as of any date of determination, (a) the Maximum Revolving Credit Facility Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding under the Revolving Credit Facility during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn principal amount of Letters of Credit that were outstanding during the immediately preceding month.

                 Bank means Mellon Bank, N.A., a national banking association, its successors and assigns.

                 Bank Expenses has the meaning set forth in Section 18.12.
                                                            -------------

                 Bankruptcy Code means the United States Bankruptcy Code (11 U.S.C.(S)101 et seq.), as amended, and any successor statute.
             -- ---

                 Base Rate means the higher of (a) the Bank's Prime Rate in effect from time to time, or (b) the effective Federal Funds Rate in effect from time to time plus .50% per annum, with changes in each case to take effect immediately upon any change in the Prime Rate or the Federal Funds Rate as applicable.

                 Base Rate Loan means Advances made under the Revolving Credit Facility or the Term Loan bearing interest at the Base Rate plus Applicable Margin.

                 Base Rate Loan Request has the meaning set forth in Section
                                                                     -------
3.2(a)
------

                 Benefit Plan means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Obligor, any Subsidiary of any Obligor, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                 Blocked Account Agreement means an agreement between any Borrower, Bank and a depository institution at which any Borrower maintains a deposit account into which cash, checks or drafts constituting proceeds of such Borrower's Accounts or Inventory are to be deposited as provided in this Agreement, in form and content satisfactory to Bank, limiting the transfer of funds in such deposit account solely as directed by Bank.

                 Books means all of a Person's books and records, including without limitation, ledgers; records indicating, summarizing, or evidencing such Person's properties or assets (including the

Collateral) or liabilities; all information relating to such Person's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs or other computer prepared information.

                 Borrowers means DrugMax and Valley, collectively, and their successors and assigns. Borrower means DrugMax and Valley, individually, and their individual successors and assigns.

                 Borrowing Base has the meaning set forth in Section 2.3
                                                             -----------

                 Borrowing Base Certificate means the borrowing base certificate prepared by the Borrowers and submitted to Bank in the form of Exhibit E
                                                               ---------
attached hereto.

                 Business means the wholesale distribution of pharmaceutical products, including over-the-counter pharmaceutical products, health and beauty care products, and nutritional supplements.

                 Business Day means any day that is not a Saturday, Sunday, or other day on which commercial banks in Pennsylvania are authorized or required to close.

                 Capital Expenditures means any expenditure that would be classified as a capital expenditure in accordance with GAAP.

                 Capital Stock means corporate stock and any and all shares, partnership interests, limited partnership interests, membership interests, equity interests, rights, securities or other equivalent evidences of ownership (however designated) issued by any entity (whether a corporation, partnership, limited liability company, limited partnership, business trust or other type of entity).

                 Capitalized Lease means any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

                 Capitalized Lease Obligations means all amounts payable with respect to a Capitalized Lease.

                 Cash Collateral Account has the meaning set forth in Section in
Section 10.8(c)
--------------


                 Change of Control shall be deemed to have occurred at such time
                 -----------------
as (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than one or more of the members of the Management Group, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 51% of the total Voting Stock then outstanding of DrugMax or of more than 51% of the total Capital Stock then outstanding of DrugMax; (b) DrugMax ceases to own 100% of all Voting Stock and Capital Stock of Valley; (c) DrugMax ceases to own 100% of all Voting Stock and Capital Stock of Desktop; and (d) DrugMax ceases to own 70% of all Voting Stock and Capital Stock of VetMall.

                 Closing Date means the date of this Agreement.

                 Collateral has the meaning set forth in Section 10.7
                                                         ------------

                 Collateral Access Agreement means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Obligor's Equipment, Inventory or Books, in each case, in form and substance satisfactory to Bank.

                 Compliance Certificate means a certificate substantially in the form of Exhibit A and delivered by the chief executive officer or chief
        ---------
financial officer of Borrowers, to Bank, as required under Section 15.10.
                                                           -------------

                 Contract Period means the period of time commencing on the date of this Agreement and expiring on October 24, 2003.

                 Controlled Substance has the meaning given in Section 802(6) of
                                                               --------------
Title 21, United States Code (U.S.C.), as amended.

                 Current Assets at a particular date means the aggregate amount of all assets of Borrowers which would be classified as current assets on a consolidated balance sheet of Borrowers at such date, in accordance with GAAP, including without limitation all cash, marketable securities, mutual funds, treasury bills and other investment property.

                 Current Liabilities at any particular date means the liabilities (including tax and other proper accruals) of Borrowers which would be included as current liabilities on a consolidated balance sheet of Borrowers at such date, in accordance with GAAP, including in all cases the outstanding principal balance of the Revolving Credit Facility.

                 Current Ratio means the ratio of Current Assets to Current Liabilities.

                 Daily Balance means the amount of an Obligation owed at the end of a given day.

                 Default means an event, condition or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                 Default Rate has the meaning set forth in Section 7.8.
                                                           -----------

                 Desktop means Desktop Media Group, Inc., a Florida corporation.

                 Disbursement Letter means an instructional letter executed and delivered by Borrowers to Bank regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Bank.

                 Dollars or $ means freely transferable U.S. Dollars.

                 Draw Amount has the meaning set forth in Section 6.7.
                                                          -----------

                 EBITDA, shall mean for any period, without duplication, the Net Income of Borrowers (exclusive of extraordinary gains) for such period, plus the
                                                                        ----
aggregate amounts deducted in determining such Net Income in respect of (i) Interest Expense, (ii) Tax Expense, and (iii) depreciation and amortization expenses for such period, each determined on a consolidated basis and in accordance with GAAP.

                 Eligible Accounts means Accounts owed to a Borrower in which Bank has a prior, perfected first priority lien, which have been due no more than ninety (90) days from the original invoice date, are not subject to offsets, deductions, counterclaim, discount, credit, charge back, freight claim, allowance or adjustment, and which are and at all times continue to be acceptable to Bank in all respects; provided, however, that standards of
                                    --------  -------
eligibility may be fixed and revised from time to time by Bank in its discretion. Eligible Accounts shall not include:

                         (a)   Accounts with 30-day payment terms which have
been due more than the lesser of (i) 60 days from the due date, or (ii) 90 days from the original invoice date;

                         (b)   Accounts with 7- or 15-day payment terms which
have been due more than the lesser of (i) 45 days from the due date, or (ii) 60 days from the original invoice date;

                         (c)   Accounts which are evidenced by a note, chattel
paper or instrument, unless Bank has a valid perfected first priority security interest in such note, chattel paper or instrument;

                         (d)   Accounts which are evidenced by judgments;

                         (e)   Accounts with respect to which the applicable
Borrower does not have absolute title;

                         (f)   any Account which is subject to an unresolved
dispute with the Account Debtor;

                         (g)   Accounts with respect to which the Account
Debtors are not Solvent or are subject to a bankruptcy or similar proceeding;

                         (h)   Accounts with respect to which the Account Debtor
is another Obligor, an Affiliate of any Obligor or an Affiliate of any member, officer or director of any Obligor;

                         (i)   Accounts arising with respect to goods which have
not been shipped or services not performed, conditional sales, sale on approval, sales subject to repurchase or return, consignment sales, or similar transactions in which the sale to or the obligation of the Account Debtor to pay is contingent;

                         (j)      non-trade receivables;

                         (k)      contra-accounts;

                         (l)      Accounts subject to the Assignment of Claims
Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, or to any other prohibition (under Applicable Law, by contract or otherwise) against its assignment or requiring notice of or consent to such assignment, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with that such receivable shall have been duly and validly assigned to Bank, in form and content satisfactory to Bank;

                         (m)      Accounts which are not subject to a valid and
perfected first priority security interest in favor of Bank;

                         (n)      finance charges;

                         (o)      lease receivables;

                         (p)      Accounts owed by a Person if fifty percent
(50%) or more of such Person's Accounts owed to any Borrower have been due more than ninety (90) days past the original invoice date or would be deemed ineligible as a result of subsections (a) or (b) above;
                          ----------------------

                         (q)      Accounts subject to a Lien in favor of any
Person (other than Bank);

                         (r)      Accounts concentrated in individual Account
Debtors which exceed 25% of all then Eligible Accounts;

                         (s)      an Account not evidenced by an invoice;

                         (t)      Accounts with respect to which the applicable
Borrower is in breach of any express or implied representation or warranty with respect to the goods or services the sale of which gave rise to such Account or in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Account;

                         (u)      Accounts arising with respect to bill-and-hold
sales, unless the applicable Borrower has received and delivered to Bank a bill-and-hold agreement in form and content acceptable to Bank;

                         (v)      Accounts with respect to which the Account
Debtor is located outside the United States or which are payable in a currency other than U.S. Dollars, unless payment of such

Accounts is fully secured by a letter of credit in form and content and issued by a commercial bank reasonably acceptable to Bank;

                         (w)      Accounts arising with respect to sales in any
state or jurisdiction in which the applicable Borrower is not properly licensed (if required by applicable law) as a wholesale distributor of pharmaceuticals, dangerous drugs or Controlled Substances; and

                         (x)      Accounts with respect to which the Account
Debtor is determined by Bank in its discretion to be ineligible for any other reason.

                 Eligible Inventory means FIFO Inventory of a Borrower consisting of first quality finished goods held for sale in the ordinary course of such Borrower's business, which are and at all times continue to be acceptable to Bank in all respects; provided, however, that standards of
                                    --------  -------
eligibility may be fixed and revised from time to time by Bank in its discretion. An item of Inventory shall not be included in Eligible Inventory if:

                         (a)      it is or contains a Controlled Substance;

                         (b)      it is not of good and merchantable quality,
free from any material defects or damage;

                         (b)      it is subject to any licensing, patent,
royalty, trademark, tradename, copyright or other agreement with any third parties which restricts Bank's right as a secured party to sell such Inventory after an Event of Default;

                         (c)      it consists of goods held on consignment by
any Borrower or delivered by any Borrower to a third Person for sale by such third Person on consignment for such Borrower;

                         (d)      the applicable Borrower does not have good,
valid and marketable title thereto;

                         (e)      it is not located at an Eligible Inventory
Location;

                         (f)      if the Inventory is not located on premises
owned by the applicable Borrower, it is not segregated or otherwise separately identifiable from goods of others, if any, stored on such premises;

                         (g)      it is not subject to a valid and perfected
first priority security interest in favor of the Bank;

                         (h)      it consists of goods returned or rejected by a
Borrower's customers, or goods classified as "return to vendor", unless such goods are resaleable in the ordinary course of business;

                         (i)      it is obsolete or custom item which is not
saleable in the ordinary course of business, or constitutes repair or replacement machine parts, packaging and shipping materials or supplies used or consumed in a Borrower's business;

                         (j)      it is subject to a Lien in favor of any Person
(other than Bank);

                         (k)      it consists of bill-and-hold goods;

                         (m)      it is slow-moving, as determined by Bank in
good faith;

                         (n)      it consists of raw materials or work-in-
process;

                         (o)      it consists of finished goods which do not
meet the specifications of the applicable purchase order and cannot be easily resold in the ordinary course of business;

                         (p)      it consists of goods produced in violation of
the Fair Labor Standards Act and subject to the so-called "hot goods" provision in Title 29 U.S.C. Section 215(a);

                         (q)      it consists of goods that are expired; or

                         (r)      it consists of goods for which Bank would need
a registration, license, permit or consent of another Person to sell or dispose of, other than registrations, licenses, permits or consents to be a wholesale distributor of pharmaceuticals, dangerous drugs, prescription drugs or Controlled Substances.

                 Eligible Inventory Buy-Back Agreement means an agreement in form and content acceptable to Bank pursuant to which a supplier or a publically owned wholesaler of Inventory, whose creditworthiness is acceptable to Bank, agrees to unconditionally repurchase from the applicable Borrower and from Bank as a secured party the Inventory of such Borrower at a price greater than 80% of the cost of such Inventory including all shipping, restocking and other charges.

                 Eligible Inventory Locations means each of the locations described on Schedule 11.29(b), as such Schedule 11.29(b) may be amended from
              -----------------          -----------------
 time to time pursuant to Section 11.29(c).
                          ----------------

                 Environmental Agreement means that certain Environmental Agreement executed of even date with this Agreement by the Obligors in favor of Bank.

                 Equipment means all of a Person's present and hereafter acquired cars, trucks, vehicles, machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, trailers, tools, dies, jigs, molds, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, without limitation (a) any interest of such Person in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                 ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C.(S)(S)1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                 ERISA Affiliate means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Obligor under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Obligor under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a member of an affiliated service group of which any Obligor is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Obligor and whose employees are aggregated with the employees of any Obligor under IRC Section 414(o).

                 ERISA Event means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of any Obligor, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during, a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to
Section 4041A of ERISA, (or the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Obligor, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by any Obligor or any of its Subsidiaries or any of their ERISA Affiliates.

                 Event of Default has the meaning set forth in Section 18.1.
                                                               ------------

                 Excess Availability means, as of any date of determination, the excess, if any, of (i) Availability under the Revolving Credit Facility on such date, minus (ii) the aggregate amount of all accounts payable of Borrowers which
      -----
are then more than 30 days past due.

                 Federal Funds Rate means the daily rate of interest announced from time to time by the

Board of Governors of the Federal Reserve System in publication H.15 as the "Federal Funds Rate."

                 FEIN means Federal Employer Identification Number.

                 Financial Asset means any financial asset, now owned or hereafter acquired that is classified as a "financial asset" pursuant to Chapter 8 (or Article 8) of the UCC.

                 Funded Debt shall mean without duplication, all Indebtedness of Borrowers for borrowed money, and all guaranties of Borrowers of any or all of the foregoing. Funded Debt shall include, without limitation, all Subordinated Indebtedness of Borrowers and Capitalized Lease Obligations of Borrowers.

                 Funding Date means the date, which must be a Business Day, on which the funding of an Advance occurs.

                 GAAP means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

                 General Intangibles means all of a Person's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, licenses, lease rights, permits, approvals, choses or things in action, goodwill, trade secrets, methods, processes, know-how, formulas, label designs, domain names, domain name registrations, patents, patent rights and applications, trade names, brand names, logos, inventions, trademarks and registrations or applications therefor, servicemarks and registrations or applications therefor, copyrights and registrations or applications therefor, blueprints, plans, patterns, drawings, specifications, designs, manufacturing or processing rights, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, software and computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, tax refund claims, government subsidy payments, databases, all notes and records with respect to any research and development and all physical embodiments of the foregoing), other than Inventory, Accounts, Equipment and Negotiable Collateral. General Intangibles shall also include, without limitation, all assets necessary to the operation and maintenance of all present and future websites, including without limitation, all equipment, lease agreements, hosting agreements, line leases, intellectual property, copyrights, patents, trademarks, software licenses and general intangibles, and all intellectual property assets described on Schedule
                                                                       --------
11.18.
------

                 Governing Documents means the certificate or articles of incorporation, by-laws, partnership agreement, joint venture agreement, operating agreement or other organizational or governing documents of any Person.

          Governmental Authority means any nation or government, any federal, state, county, municipal, parish, provincial or other political subdivision thereof and any department, commission, board, court, agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          Guarantor means each of (a) Desktop, (b) VetMall, and (c) each other Person who shall become a "Guarantor" pursuant to or as required under Section
                                                                       -------
12.18, and their respective successors and assigns.
-----

          Indebtedness, as applied to a Person, means:

               (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

               (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

               (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

          Indemnified Parties has the meaning set forth in Section 19.
                                                           ----------

          Interest Expense as applied to Borrowers means for any period, the amount of interest expense on Indebtedness of Borrowers for such period, determined in accordance with GAAP.

          Inventory means all present and future inventory in which a Person has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of such Person's present and future raw materials, work in process, finished goods, packaging, packing and shipping materials, goods used or consumed in the Person's business, component parts, supplies and returned, rejected or repossessed goods, wherever located.

          Inventory Reserves means reserves (determined from time to time by Bank in its discretion) for the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, processing charges, handling charges and other similar unpaid costs associated with any Borrower's Inventory.

          Investment Property means any investment property, now owned or hereafter acquired, that is classified as "investment property" pursuant to the UCC.

          IRC means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

          Lease means any lease of real estate under which any Obligor is the lessee.

          Leasehold Property means any real estate which is the subject of a Lease.

          Letters of Credit means the Standby Letters of Credit and the Merchandise Letters of Credit issued by Bank pursuant to this Agreement.

          LIBOR Loan Request  has the meaning set forth in Section 3.2 (a).
                                                           ---------------

          LIBOR Rate means with respect to any Advance under the Revolving Credit Facility or the Term Loan accruing interest at a LIBOR Rate plus Applicable Margin as permitted hereunder, for any day during each Rate Period, the per annum rate of interest (computed on a basis of a year of 360 days and actual days elapsed) determined by Bank to be equal to the quotient of (a) the per annum rate of interest estimated in good faith by Bank in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rate per annum for deposits, in an amount denominated in U.S. Dollars comparable to the amount of principal relating to such Rate Period and having maturities comparable to such Rate Period, offered to major money center banks in the London interbank market as referenced by Reuters Screen "LIBOR" at or about 11:00 a.m., London time, two (2) London business days prior to such Rate Period, divided by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage for the relevant Rate Period. In the event that the LIBOR Rate is unavailable or cannot be ascertained, Bank will have the right to designate the LIBOR Rate on such basis as it shall reasonably determine.

          LIBOR Rate Loan means any Advance under the Revolving Credit Facility or the Term Loan bearing interest at the LIBOR Rate plus Applicable Margin.

          LIBOR Rate Notification means a written notification from Borrower to be delivered to Bank electing to convert an existing Base Rate Loan to a LIBOR Rate Loan or to continue an existing LIBOR Rate Loan as a new LIBOR Rate Loan for an additional Rate Period, in the form of Exhibit B attached hereto.
                                              ---------

          LIBOR Reserve Percentage means the maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the relevant Rate

Period under Regulation D (and/or other similar regulation) of the Board of Governors of the Federal Reserve System against "Eurocurrency Liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by reason of any regulatory change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of "LIBOR Rate" or (b) any category of extensions of credit or other assets which include loans, the interest rate of which is based on the LIBOR Rate.

          Licenses means all licenses, permits, consents, approvals and authorizations issued by a Governmental Authority with respect to or in connection with the operation of the Borrowers' Business.

          Lien means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded, published, registered or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising, from a mortgage, debenture, charge, deed of trust, encumbrance, pledge, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting any real property.

          Loan Account has the meaning set forth in Section 8.15.
                                                    ------------

          Loan Documents means this Agreement, any Notes executed by Borrowers and payable to Bank, the Pledge Agreements, the Environmental Agreement, the Disbursement Letter, the Letters of Credit, the Subordination Agreements, each Surety Agreement, the Assignment of Patents, Trademarks, Licenses and Copyrights and any other assignment or other agreement entered into, now or in the future, in connection with this Agreement, the Obligations or any of the transactions contemplated hereunder.

          Loan Request means a Base Rate Loan Request or a LIBOR Rate Loan Request.

          Loans means all Advances outstanding under the Revolving Credit Facility and the Term Loan, including without limitation Base Rate Loans and LIBOR Rate Loans.

          Management Group means collectively (a) Jugal K. Taneja, (b) William
L. LaGamba, (c) Stephen M. Watters, and (d) Ronald J. Patrick.

          Material Adverse Change means (a) a material adverse change, as determined by Bank in good faith, in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Obligor, (b) the material impairment, as determined by Bank in good faith, of any Obligor's ability to perform its obligations under the Loan Documents to which it is a party or of the Bank's ability to enforce the Obligations of the Loan Documents or to realize upon the Collateral, (c) a material adverse effect, as determined by Bank in good faith, on the value of the Collateral or the amount that Bank would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment, as determined by Bank in good faith, of the priority of the Liens in favor of Bank with respect to the Collateral.

          Maximum Revolving Credit Facility Amount means $15,000,000.00.

          Merchandise Letter of Credit means a documentary Letter of Credit issued by Bank to support the purchase by a Borrower of Inventory prior to transit to an Eligible Inventory Location, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airway bill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Bank and reflecting the passage to such Borrower of title to first quality Inventory conforming to such Borrower's contract with the seller thereof.

          Multiemployer Plan means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Obligor, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

          Negotiable Collateral means all of a Person's present and future letters of credit, notes, drafts, instruments, Investment Property, Financial Assets, Capital Stock of direct and indirect Subsidiaries of Borrower, documents, personal property leases (wherein such Person is the lessor), chattel paper, and such Person's Books relating to any of the foregoing.

          Net Income means income (or loss) after Tax Expense and shall have the meaning given such term by GAAP, provided that, there shall be specifically
                                 -------- ----
excluded therefrom (a) gains from the sale of capital assets, (b) net income of any other Person in which the Person or Persons whose net income is being determined has an ownership interest, unless received by the Person or Persons whose net income is being determined in a cash distribution, and (c) any gains arising from extraordinary items, as defined by GAAP.

          Net Worth shall mean, at any time, net worth as defined by GAAP.

          Non-Assignable Contracts has the meaning set forth in Section 10.1(e).
                                                                ---------------

          Notes means collectively the Revolver Note and Term Note executed and delivered pursuant to Sections 2.2 and 4.2.
                      --------------------

          Obligations means all Loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, indebtedness arising from any derivative transactions, liabilities (including all amounts charged to the Loan Account pursuant hereto), obligations, fees, charges, costs, or Bank Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by any Obligor to Bank of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Bank and any Obligor, and irrespective of whether for the payment of money), whether as principal or surety, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Obligor to others that Bank may have obtained by assignment or otherwise, and further including all interest not paid when due and all Bank Expenses that any Obligor is required to pay or reimburse by the Loan Documents, by law, or otherwise.

          Obligors means Borrowers and Guarantors, collectively. Obligor means each Borrower and Guarantor, individually.

          Operating Agreement means any material equipment lease, advertising contract, supply agreement, employment agreement, collective bargaining agreement or other similar agreement or contract relating to the operation of the Business.

          Out-Of-Formula Advance means the amount by which the then outstanding Advances and the undrawn amount of Letters of Credit issued under the Revolving Credit Facility exceed the Borrowing Base.

          Pay-Off Letter means a letter addressed to the appropriate Obligor and to Bank executed by the applicable lender pursuant to which such lender agrees to accept a fixed amount in full satisfaction of all obligations owed by such Obligor to such lender, containing such wire instructions, releases and other provisions as may be required by Bank.

          PBGC means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

          Person means and includes natural persons, legal persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and any governments and agencies and political subdivisions thereof.

          Plan means any employee benefit plan, program, or arrangement maintained or contributed to by any Obligor or with respect to which it may incur liability.

          Pledge Agreements means collectively the pledge agreements in form and substance satisfactory to Bank of even date herewith pursuant to which all Capital Stock in each Guarantor and any other Subsidiaries of DrugMax are pledged to Bank as security for the Obligations.

          Prime Rate means the annual interest rate established from time to time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

          Property shall mean all types of real, personal or mixed property and all types of tangible or intangible property.

          Rate Period means for any principal portion of the Revolving Credit Facility or the Term Loan for which Borrowers elect a LIBOR Rate plus Applicable Margin, the period of time for which such rate shall apply to such principal. Rate Periods for principal accruing interest at the LIBOR Rate plus Applicable Margin under the Revolving Credit Facility shall be for periods of one, two, three, or six months and for no other length of time, provided that, no Rate
                                                      -------- ----
Period may extend beyond the expiration of the Contract Period. Rate Periods for principal accruing interest at the LIBOR Rate plus Applicable Margin under the Term Loan shall be for periods of one, two, three or six months and for no other length of time, provided that, no Rate Period may extend beyond the Term Loan
                -------- ----
Maturity Date.

          Reportable Event means any of the events described in Section 4043(c) of ERISA or the regulations thereunder.

          Reserves means reserves against Availability under the Revolving Credit Facility, established by Bank at its discretion from time to time, including without limitation, Inventory Reserves.

          Revolver Note has the meaning set forth in Section 2.2.
                                                     -----------

          Revolving Credit Facility means the revolving credit facility established for Borrowers under this Agreement.

          Revolving Credit Facility Usage means as of the date of determination, the aggregate amount of (a) all outstanding Advances under the Revolving Credit Facility, and (b) the outstanding undrawn amount of all outstanding Letters of Credit.

          Solvent means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature or fall due, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

          Standby Letters of Credit means the standby letters of credit (not Merchandise Letters of Credit) issued by Bank pursuant to this Agreement.

          Subordinated Indebtedness means Indebtedness of any Obligor which has maturities and terms, and which is subordinated to payment of the Obligations in a manner, approved in writing by Bank, and in each such case any renewals, modifications or amendments thereof which are approved in writing by Bank.

          Subordination Agreements shall mean the subordination agreements from each Obligor in favor of Bank.

          Subsidiary of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Capital Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          Surety Agreement has the meaning set forth in Section 10.5
                                                        ------------

          Tax Expense as applied to Borrowers means for any period, the amount of tax expense of Borrowers for such period, determined in accordance with GAAP.

          Term Loan has the meaning set forth in Section 4.1.
                                                 -----------

          Term Loan Maturity Date means October 24, 2003.

          Term Note has the meaning set forth in Section 4.2.
                                                 -----------

          U.S. means the United States of America.

          UCC means (i) the Uniform Commercial Code as adopted in Pennsylvania, as it may be amended, revised or replaced from time to time, and (ii) the Uniform Commercial Code as in effect from time to time in such other states as any Collateral may be located, as and to the extent applicable.

          Value means (i) with respect to Eligible Inventory, the lower of cost (determined on a first-in-first-out basis) or market value, determined in all cases in accordance with GAAP, and (ii) with respect to Eligible Accounts, the undisputed unpaid amount of such Eligible Account.

          VetMall means VetMall, Inc., a Florida corporation.

          Voting Stock means Capital Stock of a Person having ordinary voting power for the election of the members of its board of directors or other governing body of such Person.

               1.2  Accounting Terms and Determinations. Except as otherwise
                    -----------------------------------
provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made in accordance with GAAP, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the date of determination. All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP.

               1.3  UCC. Any terms used in this Agreement that are defined in
                    ---
the UCC shall be construed and defined as set forth in the UCC unless otherwise defined herein. To the extent that the definitions of any categories or types of collateral are expanded in any revision to, amendment of or new version of the UCC, such changed or expanded definitions will apply to this Agreement as of the effective date of such revision, amendment or new statute.

               1.4  Construction. Unless the context of this Agreement clearly
                    ------------
requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in writing by Bank. Section, subsection, clause, schedule, and exhibit references are to sections, subsections, clauses, schedules and exhibits in this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement, any of the Loan Documents or any other document or agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, supplements, and restatements thereto and thereof, as applicable.

               1.5  Schedules and Exhibits. All of the schedules and exhibits
                    ----------------------
attached to this Agreement, as they may from time to time be amended or restated, shall be deemed incorporated herein by reference.

               1.6  Obligor's Knowledge. Any statements, representations or
                    -------------------
warranties that are based upon the best knowledge of any Obligor or an officer thereof shall be deemed to have been made after due inquiry by such Obligor or such officer, as applicable, with respect to the matter in question.

          2.   THE REVOLVING CREDIT FACILITY.
               -----------------------------

               2.1  The Facility. Subject to the terms and conditions of this
                    ------------
Agreement and the Loan Documents, Bank agrees to establish for Borrowers a revolving credit facility (the "Revolving Credit Facility") pursuant to which during the Contract Period, Bank agrees to extend to Borrowers

Advances under the Revolving Credit Facility and pursuant to which Bank agrees to issue Letters of Credit for the account of Borrowers, provided that, the
                                                         -------- ----
Revolving Credit Facility Usage shall not exceed at any time the lesser of (a) the Borrowing Base, or (b) the Maximum Revolving Credit Facility Amount.

               2.2  Revolver Note. Borrowers' obligation to repay Advances and
                    -------------
other extensions of credit under the Revolving Credit Facility shall be further evidenced by a promissory note executed and delivered by Borrowers in the face amount of the Maximum Revolving Credit Facility Amount payable to the order of Bank (the "Revolver Note"), which shall be in a form acceptable to Bank.

               2.3  Borrowing Base. The "Borrowing Base" as of the applicable
                    --------------
date of determination shall be determined based upon the following advance rates and calculations:

                    (a) An advance rate of up to 85% of the Value of the Borrowers' Eligible Accounts; plus
                              ----

                    (b) An advance rate of up to 65% of the Value of the Borrowers' Eligible Inventory not subject to an Eligible Inventory Buy-Back Agreement; plus
           ----

                    (c) An advance rate of up to 75% of the Value of the Borrowers' Eligible Inventory subject to an Eligible Inventory Buy-Back Agreement; minus
           -----

                    (d) The total outstanding undrawn amount of all Letters of Credit; minus
           -----

                    (e)  All Reserves.

          Notwithstanding the foregoing, there shall be no increase of the advance rate for Eligible Inventory subject to an Eligible Inventory Buy-Back Agreement from 65% to 75% (i) unless and until Bank has received the audited annual financial statements required under Section 15.1 for the Borrowers and
                                           ------------
their Subsidiaries for the fiscal year ending March 31, 2001; or (ii) if a Default or Event of Default has occurred.

          Percentages used from time to time in calculating the Borrowing Base are for the sole purpose of determining the maximum amount of Advances under Revolving Credit Facility that may be outstanding from time to time under this Agreement and shall not be evidentiary of or binding upon the Bank with respect to the market value or liquidation value of any Collateral. In the event that Bank has any questions regarding the Borrowers' calculation of the Borrowing Base, funding of Advances under the Revolving Credit Facility shall be subject to a resolution of such questions to Bank's satisfaction. Any request for an Advance under Revolving Credit Facility which, if funded, would result in the unpaid balance of an Advance under Revolving Credit Facility being in excess of the amount allowed by this Agreement may be declined by Bank in its sole discretion without prior notice.

               2.4  Sublimits.
                    ---------

                    (a)  Eligible Inventory Sublimit. Notwithstanding anything
                         ---------------------------
herein or elsewhere to the contrary, the maximum amount of Revolving Credit Facility Usage based upon (i) the Eligible Inventory shall not exceed $6,000,000.00 at any time, (ii) Eligible inventory subject to an Eligible Inventory Buy-Back Agreement shall not exceed an amount to be determined by Bank.

                    (b)  Letter of Credit Sublimit. Notwithstanding anything
                         -------------------------
herein or elsewhere to the contrary, the issuance of Letters of Credit under the Revolving Credit Facility by the Bank is subject to the limitations set forth in
Section 6 below.
---------

                    (c)  Borrower Sublimits. Each Borrower will only be entitled
                         ------------------
to receive Advances under the Revolving Credit Facility based upon Availability determined by such Borrower's Eligible Accounts and Eligible Inventory. Each Borrower will submit separate Borrowing Base Certificates on a stand-alone basis.

               2.5  Reserves. The amount of the Borrowing Base shall be reduced
                    --------
by Reserves established by Bank from time to time at Bank's discretion, including without limitation Inventory Reserves. Such Reserves may be established by Bank from time to time regardless of whether a Default or Event of Default has occurred or is continuing.

               2.6  Reduction in Advance Rates. Notwithstanding anything herein
                    --------------------------
or elsewhere to the contrary, Bank may, in its sole discretion, from time to time, among other permissible discretionary actions that Bank may take with respect to the Revolving Credit Facility:

                    (a) reduce the advance rate with respect to Eligible Accounts, among other permissible reasons, to the extent that Bank determines that: (i) the dilution with respect to Borrowers' Accounts for any period (based on the ratio of (A) the aggregate amount of reductions in Accounts other than as a result of payments in cash, to (B) the aggregate amount of total sales) exceeds five percent (5%), in which case Bank shall reduce the advance rate applicable to Eligible Accounts by one percent (1%) for each percent of such dilution in excess of five percent (5%), or (ii) the general creditworthiness of Account Debtors has declined; or

                    (b) reduce the advance rate with respect to Eligible Inventory, among other permissible reasons, to the extent that Bank determines that: (i) the number of days of the turnover of the Inventory for any period has changed in any material respect or (ii) the liquidation value of the Eligible

Inventory, or any category thereof, has decreased, or (iii) the nature and quality of Inventory has deteriorated.

                    (c) In determining whether to reduce the advance rate(s), Bank may consider, among other factors, events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

          Notwithstanding anything herein or elsewhere to the contrary, Bank may, after the occurrence of a Default or Event of Default, reduce the advance rates with respect to Eligible Accounts and Eligible Inventory.

          3.   ADVANCES UNDER THE REVOLVING CREDIT FACILITY.
               --------------------------------------------

               3.1  General. Advances under the Revolving Credit Facility shall
                    -------
be made by Bank to Borrowers in accordance with the procedures set forth below. Within the limitations set forth in this Agreement, Borrowers may borrow, repay and reborrow under the Revolving Credit Facility.

               3.2  Borrowing Procedures.
                    --------------------

                    (a)  Form of Request. Borrowers may request an Advance under
                         ---------------
the Revolving Credit Facility by delivering to the officer of Bank designated from time to time by Bank, a written Loan Request. Such written request for an Advance shall be in the form of Exhibit C, if the request is for a Base Rate
                                ---------
Loan (a "Base Rate Loan Request"), or in the form of Exhibit D if the request is
                                                     ---------
for a LIBOR Rate Loan (a "LIBOR Loan Request"). Such Loan Request forms may be in such other form as Bank may require from time to time upon notice to Borrowers. Each Loan Request received by Bank shall be conclusively presumed to be executed and delivered by a duly authorized officer or employee of Borrowers. Once received by Bank, each Loan Request shall be deemed irrevocable. Notwithstanding the foregoing, Borrowers may request a Base Rate Loan by a telephone request to the offices of Bank designated from time to time by Bank. Each telephone request received by Bank shall be conclusively presumed to be made by a duly authorized officer or employee of Borrowers. Once received by Bank, each telephone Loan Request shall be deemed irrevocable. Bank, at its discretion, may require that each telephone Loan Request be confirmed promptly by Borrowers in writing.

                    (b)  Availability. Availability under the Revolving Credit
                         ------------
Facility will be determined by Bank based upon information received by Bank and upon the most recent Borrowing Base Certificate required under Section 15.4,
                                                               ------------
accompanied by the collateral and back-up information required under such Section.

                    (c)  Timing of Request. Each Base Rate Loan Request must be
                         -----------------
received by Bank no later than 12:00 noon Eastern time on the requested Funding Date. Each LIBOR

Rate Loan Request must be received by Bank no later than 12:00 noon Eastern time three (3) Business Days prior to the requested Funding Date.

               3.3  Funding Procedure. Subject to the conditions set forth in
                    -----------------
this Agreement, Bank shall disburse Advances under the Revolving Credit Facility to Borrowers by transferring into the applicable Borrower's operating account maintained with Bank immediately available funds in the amount of such Advances, or otherwise in accordance with procedures acceptable to Bank.

          4.   THE TERM LOAN.
               -------------

               4.1  Term Loan. Subject to the terms and conditions of this
                    ---------
Agreement and the Loan Documents, Bank agrees to extend to Borrowers a term loan in the original principal amount of Two Million Dollars ($2,000,000.00) (the "Term Loan").

               4.2  Term Note. Borrowers' obligations to repay the Term Loan
                    ---------
shall be further evidenced by a promissory note executed and delivered by Borrowers to Bank in the face amount of $2,000,000.00 (the "Term Note") which shall be in a form acceptable to Bank.

               4.3  Advance of the Term Loan. The proceeds of the Term Loan
                    ------------------------
shall be advanced at closing hereunder in accordance with such procedures as Bank may require.

          5.   USE OF LOAN PROCEEDS. Borrowers agree to use Advances under the
               --------------------
Revolving Credit Facility and the proceeds of the Term Loan solely (a) to repay existing Indebtedness, (b) to pay closing costs and expenses incurred by the Obligors in connection with the transactions contemplated hereunder, and (c) to provide for future working capital requirements and for other general corporate purposes of Borrowers consistent with the terms and conditions of this Agreement.

          6.   LETTERS OF CREDIT.
               -----------------

               6.1  General. Subject to the terms and conditions of this
                    -------
Agreement, Bank agrees to issue from time to time until the expiration of the Contract Period, upon the written request of Borrowers, Letters of Credit for the account of Borrowers. Such Letters of Credit shall be in form and content acceptable to Bank.

               6.2  Conditions to Issuance. Bank shall have no obligation to
                    ----------------------
issue any Letter of Credit if:

                    (a)  the conditions set forth in Sections 16 and 17 have not
                                                     ------------------
been satisfied;

                    (b) issuance of such Letter of Credit would violate the terms of any contract, agreement or other document binding upon Bank or any Borrower;

                    (c) any order, judgment or decree of any court, arbitrator or other governmental authority shall purport by its terms to enjoin or restrain issuance of the Letter of Credit;

                    (d) any law, rule, regulation or directive shall prohibit issuance of the Letter of Credit or result in any liability of Bank as a result of such issuance; or

                    (e) Bank shall not have received the required issuance fee set forth in Section 8.5.
             -----------

               6.3  Tenor. Each Standby Letter of Credit shall have a term not
                    -----
to exceed the earlier to occur of: (a) twelve (12) months, or (b) the expiration date of the Contract Period. Each Merchandise Letter of Credit shall have a term not to exceed the earlier to occur of: (a) ninety (90) days, or (b) the expiration date of the Contract Period.

               6.4  Sublimits. Bank shall have no obligation (a) to issue any
                    ---------
Letters of Credit, if the aggregate outstanding undrawn amount of all Letters of Credit would exceed $500,000.00; (b) to issue any Letter of Credit, if a Default or Event of Default has occurred; or (c) to issue any Letter of Credit if the Revolving Credit Facility Usage plus the amount of such new Letter of Credit to be issued exceeds (i) the Borrowing Base (as reduced by all Reserves), or (ii) the Maximum Revolving Credit Facility Amount.

               6.5  Procedure and Documentation. Each request for issuance of a
                    ---------------------------
Letter of Credit must be received at least three (3) Business Days prior to the requested issuance and shall be accompanied by a duly executed letter of credit application in the form required by Bank. Each application shall have noted therein that the application is entered into in accordance with the terms of this Agreement. Borrowers will execute and deliver to Bank such other documents and agreements as may be reasonably required by Bank in connection with the issuance of any Letter of Credit.

               6.6  Reduction of Availability. Availability under the Revolving
                    -------------------------
Credit Facility will be reduced by the total outstanding undrawn amount of all Letters of Credit.

               6.7  Draws. If Bank receives a request for a draw under any
                    -----
Letter of Credit, Borrowers agree to pay to Bank on the day on which Bank shall honor such draw request, the amount of such draw request (the "Draw Amount") in immediately available funds. Unless Bank receives the Draw Amount in immediately available funds on or before the day on which Bank honors such draw request, the amount advanced by Bank to pay such draw shall be deemed to be a Base Rate Loan under the Revolving

Credit Facility, without any requirement that Borrowers request such Loan or otherwise comply with the Loan Request provisions set forth in this Agreement.

               6.8  Cash Collateral. In the event that the Revolving Credit
                    ---------------
Facility is terminated for any reason, the Contract Period expires or an Event of Default occurs, Borrower will deposit with Bank immediately available funds in an amount equal to 105% of the outstanding undrawn amount of all Letters of Credit. Such funds and any proceeds of Collateral or other payments received by Bank with respect to the Obligations after any such Event of Default, may be held by Bank as cash collateral for the Obligations, including without limitation, the Obligations of Borrowers to Bank related to the Letters of Credit.

               6.9  Indemnification. Obligors hereby agree to indemnify, save,
                    ---------------
defend, and hold Bank harmless from any loss, cost, expense, or liability, including payments made by Bank, expenses, and attorney's fees incurred by Bank arising out of or in connection with any Letter of Credit, provided that,
                                                           -------------
Obligors shall not be obligated to indemnify Bank for any loss, cost, expense or liability resulting from Bank's gross negligence or wilful misconduct. Obligors understand and agree that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following any Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto.

               6.10 Obligations Irrevocable. The obligations of Borrowers to
                    -----------------------
make payments to Bank of each Draw Amount shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

                    (a) any lack of validity or enforceability of any Letter of Credit, any documents collateral to any Letter of Credit, this Agreement or any of the other Loan Documents;

                    (b) the existence of any claim, set-off, defense, or other right which any Obligor may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Obligor or any other Person and the beneficiary named in any Letter of Credit);

                    (c) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                    (e)  the occurrence of any Default or Event of Default;

                    (f) any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to or under any Letter of Credit or any documents collateral thereto;

                    (g) payment by Bank to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

                    (h) any failure, omission, delay or lack on the part of Bank to enforce, assert or exercise any right, power or remedy conferred upon Bank under this Agreement, any of the other Loan Documents, any of the Letter of Credit or any documents collateral thereto or any other acts or omissions on the part of Bank; or

                    (i) any other event or circumstance that would, in the absence of this Section 6.10, result in the release or discharge by operation of
                ------------
law or otherwise of any Obligor or any Person from the performance or observance of any obligation, covenant or agreement contained herein.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Obligor has or may have against the beneficiary of any Letter of Credit shall be available hereunder to any Obligor against Bank.

               6.11 Risk Under Letters of Credit.
                    ----------------------------

                    (a) In the administration and handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, Bank shall have the sole right, in its discretion, to take or refrain from taking any and all actions under or upon the Letters of Credit.

                    (b) Subject to other terms and conditions of this Agreement, Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Bank's regularly established practices and procedures and Bank will have no further obligation with respect thereto. In the administration of Letters of Credit, Bank shall not be liable for any action taken or omitted in good faith reliance on the advice of counsel, accountants, appraiser or other experts selected by Bank and Bank may rely upon any notice, communication, certificate or other statement from the Borrower, beneficiaries of Letters of Credit, or any other Person which Bank believes to be authentic.

                    (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Bank makes no representation and shall have no responsibility with respect to (i) the obligations of any Obligor or any other Person or the validity, sufficiency or enforceability of any document or instrument given in connection therewith, or the taking of any action with respect to same, (ii) the financial condition of, any representations made by, or any act or omission of, any Obligor, or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Bank in its capacity as issuer of Letters of Credit in the absence of its gross negligence or willful misconduct.

          7.   INTEREST RATE.
               -------------

               7.1  Interest Rate Options for the Revolving Credit Facility.
                    -------------------------------------------------------

                    (a)  General. The principal balance of the Revolving Credit
                         -------
Facility will accrue interest at the Borrowers' option (subject to the limitations and conditions set forth herein) at (a) the Base Rate plus Applicable Margin, or (b) the LIBOR Rate plus Applicable Margin. Borrowers may request to have one or more portions of the outstanding balance of the Revolving Credit Facility as hereinafter permitted, accrue interest, at a LIBOR Rate plus Applicable Margin by giving Bank three (3) Business Days prior written notice in the form of a Request for LIBOR Rate Loan (for new Advances) or a LIBOR Rate Notification (for existing advances).

                    (b)  Certain Provisions Regarding Interest Rates. Borrowers
                         -------------------------------------------
understand and agree:

                         (i)    that subject to the provisions of this
Agreement, the Base Rate plus Applicable Margin and the LIBOR Rate plus Applicable Margin may apply simultaneously to different parts of the outstanding principal balance of the Revolving Credit Facility;

                         (ii)   that the LIBOR Rate plus Applicable Margin may
apply simultaneously to various portions of the outstanding principal balance of the Revolving Credit Facility for various Rate Periods;

                         (iii)  that the LIBOR Rate plus Applicable Margin
applicable to one portion of the outstanding principal balance of the Revolving Credit Facility or the Term Loan may be different from the LIBOR Rate plus Applicable Margin applicable to a different portion of the outstanding principal balance of the Revolving Credit Facility or the Term Loan;

                         (iv)   that LIBOR Rate Loans must be in minimum amounts
of $500,000 each and in increments of $100,000 above such minimum; and

                         (v)    that no more than an aggregate of four (4)
separate LIBOR Rate Loans under the Revolving Credit Facility and the Term Loan shall be permitted to be outstanding at any one time.

                    (c)  Certain Limitations. The right of the Borrowers to
                         -------------------
elect a LIBOR Rate plus Applicable Margin shall be limited as follows:

                         (i)    Borrowers may not elect to borrow at or to
convert to LIBOR Rate plus Applicable Margin if at the time of such conversion or election there shall exist a Default or an Event of Default.

                         (ii)   if a LIBOR Rate plus Applicable Margin is
elected, such interest rate shall remain in effect for the Rate Period selected and such interest rate shall not otherwise be converted to another interest rate prior to the expiration of the Rate Period except as otherwise required by this Agreement.

                         (iii)  any Loan accruing interest at a LIBOR Rate plus
the Applicable Margin shall, commencing on the last day of the applicable Rate Period, bear interest at the Base Rate plus Applicable Margin unless prior thereto Bank shall have received a timely notice pursuant to this Section 7.1
                                                                  -----------
that an elective rate based on the LIBOR Rate plus Applicable Margin shall be effective commencing on such date with respect to any or all of such principal.

                         (iv)   Borrowers may not elect a LIBOR Rate plus
Applicable Margin for any Rate Period if the effect of such election, (as could reasonably be determined by Borrowers at the time of such election) would be to require Borrowers to make a repayment or prepayment of a LIBOR Rate Loan prior to the end of the relevant Rate Period. Without limiting the generality of the foregoing, no Rate Period may be elected that would end later than the expiration of the Contract Period.

               7.2  Interest Rate Options for the Term Loan.
                    ---------------------------------------

                    (a)  General. The entire outstanding principal balance of
                         -------
the Term Loan will accrue interest at the Borrowers' option (subject to the limitations and conditions set forth below) at (a) the Base Rate plus Applicable Margin, or (b) the LIBOR Rate plus Applicable Margin. Borrowers may request to have one or more portions of the outstanding balance of the Term Loan accrue interest, at a LIBOR Rate plus Applicable Margin by giving Bank three (3) Business Days prior written notice in the form of a LIBOR Rate Notification.

                    (b)  Certain Provisions Regarding Interest Rates. Borrowers
                         -------------------------------------------
understand and agree:

                         (i)   that subject to the provisions of this Agreement,
the Base Rate plus Applicable Margin and the LIBOR Rate plus Applicable Margin may apply simultaneously to different parts of the outstanding principal balance of the Term Loan;

                         (ii)  that the LIBOR Rate plus Applicable Margin may
apply simultaneously to various portions of the outstanding principal balance of the Term Loan for various Rate Periods;

                         (iii) that the LIBOR Rate plus Applicable Margin
applicable to one portion of the outstanding principal balance of the Revolving Credit Facility or the Term Loan may be different from the LIBOR Rate plus Applicable Margin applicable to a different portion of the outstanding principal balance of the Revolving Credit Facility or the Term Loan;

                         (iv)  that LIBOR Rate Loans must be in minimum amounts
of $500,000 each and in increments of $100,000 above such minimum; and

                         (v)   that no more than an aggregate of four (4)
separate LIBOR Rate Loans under the Term Loan and the Revolving Credit Facility shall be permitted to be outstanding at any one time.

                    (c)  Certain Limitations. The right of the Borrowers to
                         -------------------
elect a LIBOR Rate plus Applicable Margin shall be limited as follows:

                         (i)   Borrowers may not elect to borrow at or convert
to a LIBOR Rate plus Applicable Margin if at the time of such election there shall exist a Default or an Event of Default.

                         (ii)  if a LIBOR Rate plus Applicable Margin is
elected, such interest rate shall remain in effect for Rate Period and such interest rate shall not otherwise be converted to another interest rate prior to the expiration of such Rate Period except as otherwise required by this Agreement.

                         (iii) the portion of the Term Loan accruing interest at
a LIBOR Rate plus the Applicable Margin shall, commencing on the last day of the applicable Rate Period, bear interest at the Base Rate unless prior thereto the Bank shall have received a timely notice pursuant to this Section 7.2 that an
                                                          -----------
elective rate based on the LIBOR Rate plus Applicable Margin shall be effective commencing on such date with respect to such portion.

                         (iv)  Borrowers may not elect a LIBOR Rate plus
Applicable Margin for any Rate Period if the effect of such election, (as could reasonably be determined by Borrowers at the time of such election) would be to require Borrowers to make a repayment or prepayment of a LIBOR Rate Loan prior to the end of the relevant Rate Period. Without limiting the generality of the foregoing, no Rate Period may be elected that would end later than the expiration of the Term Loan Maturity Date.

          7.3  Base Rate Fall Back. With respect to any principal amount of the
               -------------------
Revolving Credit Facility or the Term Loan (whether an Advance of new funds or an already outstanding amount), if Borrowers fail to request that the LIBOR Rate plus Applicable Margin option be applicable by giving Bank a timely LIBOR Rate Notification or a Request for LIBOR Rate Loan (including a request at the expiration of any applicable Rate Period), such principal amount shall be deemed to accrue interest at the Base Rate plus Applicable Margin.

          7.4  LIBOR Rate Unascertainable or Unavailable. If, at any time, Bank
               -----------------------------------------
shall determine (which determination shall be conclusive) that the LIBOR Rate is unavailable or adequate means for ascertaining the LIBOR Rate do not exist, Bank shall promptly notify Borrowers of such determination. Upon such determination, the right of Borrowers to select and/or maintain Advances based upon the LIBOR Rate plus Applicable Margin shall be suspended until notice from Bank to Borrowers that the LIBOR Rate is again available or ascertainable and, until such time, the outstanding balance of the Revolving Credit Facility and the Term Loan shall accrue interest at the Base Rate plus Applicable Margin.

          7.5  LIBOR Unlawful. In the event that, as a result of any change in
               --------------
any applicable law or regulation or the interpretation thereof, it becomes unlawful for Bank to maintain any advance under the Revolving Credit Facility or the Term Loan at the LIBOR Rate plus Applicable Margin, then Bank shall notify Borrowers thereof and Bank's obligation to make or maintain any Advance under the Revolving Credit Facility or the Term Loan at the LIBOR Rate plus Applicable Margin shall be suspended until such time as Bank may again cause the LIBOR Rate plus Applicable Margin to be applicable and, until such time, such Advances under the Revolving Credit Facility and the Term Loan shall accrue interest at the Base Rate plus Applicable Margin. Promptly after becoming aware that it is no longer unlawful for Bank to maintain Advances under the Revolving Credit Facility and the Term Loan at the LIBOR Rate plus Applicable Margin, Bank shall notify Borrowers and such suspension shall cease to exist.

          7.6  Indemnification. Obligors agree to indemnify Bank against any
               ---------------
loss, cost or expense (including, without limitation, loss of margin) which Bank has sustained or incurred as a consequence of: (i) any payment of any LIBOR Rate Loan on a day other than the last day of the corresponding Rate Period, whether or not any such payment is made pursuant to acceleration, upon or after an Event of Default, by reason of an application of proceeds incident to an insured loss or condemnation of property, or for any other reason, and whether or not any such payment is consented to by Bank (unless Bank shall have expressly waived such indemnity in writing); (ii) any attempt by Borrowers to revoke, in whole or part, any LIBOR Rate Notification or Request for LIBOR Rate Loan given pursuant to this Agreement; (iii) any attempt by Borrowers to convert or renew any principal amount accruing interest at the LIBOR Rate plus Applicable Margin on a day other than the last day of the corresponding Rate Period (whether or not such conversion or renewal is consented to by Bank, unless Bank shall have expressly waived such indemnity in writing); (iv) any conversion of any amount earning interest at the LIBOR Rate plus Applicable Margin on a day other than the last day of the corresponding Rate Period; or (v) any Event of Default.

          7.7  Determinations. In making the determinations contemplated by
               --------------
Section 7.6, Bank may make such estimates, assumptions, allocations and the
-----------
like that Bank determines to be appropriate, and Bank's selection thereof in accordance with Section 7.6 and the determinations made by the Bank on the basis
                -----------
thereof, shall be final, binding and conclusive upon Borrowers, absent manifest error.

          7.8  Default Rate. Interest will accrue on the principal balance of
               ------------
the Revolving Credit Facility and the Term Loan (including any principal balance previously accruing interest at a LIBOR Rate plus Applicable Margin) after the occurrence of an Event of Default or expiration of the Contract Period at a rate of two percent (2%) in excess of the otherwise applicable non-default rate of interest (the "Default Rate"). Obligors acknowledge and agree that the Default Rate is reasonable in light of the increased risk of collection of the sums due under the Revolving Credit Facility and the Term Loan after occurrence of an Event of Default and the costs and expenses of Bank related thereto.

          7.9  Post Judgment Interest. Any judgment obtained for sums due
               ----------------------
hereunder or under the Loan Documents will accrue interest at the applicable Default Rate set forth above until paid.

          7.10 Calculations.
               ------------

               (a) Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

               (b) In the event that the actual average monthly principal balance outstanding under the Revolving Credit Facility for any month is less than $5,000,000.00, interest on the Revolving Credit Facility balance shall be calculated based on an assumed average monthly loan balance of $5,000,000.00, with the difference between $5,000,000.00 and the actual average monthly loan balance bearing interest as if it were a Base Rate Loan.

          7.11 Limitation of Interest to Maximum Lawful Rate. In no event will
               ---------------------------------------------
the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any Event of Default. Borrowers agree that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any nonprincipal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

          8.   PAYMENTS AND FEES.
               -----------------

               8.1  Interest Payments on the Revolving Credit Facility.
                    --------------------------------------------------
Borrowers agree to pay to Bank interest on the principal balance of Base Rate Loans under the Revolving Credit Facility on the first day of each calendar month, commencing on the first day of the first calendar month following the date hereof, and on the expiration of the Contract Period. Borrowers agree to pay to Bank interest on the principal balance of LIBOR Rate Loans under the Revolving Credit Facility on the last day of each Rate Period, provided that,
                                                               -------- ----
for any Rate Period with a duration of more than three months, interest will also be payable every ninetieth (90/th/) day after the commencement of such Rate Period. Bank may, at its option, establish a Reserve for interest accruing on any LIBOR Rate Loans with a Rate Period in excess of one month.

               8.2  Principal Payments on the Revolving Credit Facility. Funds
                    ---------------------------------------------------
received by Bank in the Cash Collateral Account will be applied by Bank toward repayment of the outstanding principal balance of the Revolving Credit Facility or may be held as cash collateral by Bank. Provided that no Event of Default has occurred, such funds will be applied by Bank to repay the outstanding principal balance of the Revolving Credit Facility, with such payments to be applied first
                                                                           -----
to repay all Loans which are Base Rate Loans, and second to repay all Loans
                                                  ------
which are LIBOR Rate Loans. To the extent that any sums are applied to repay LIBOR Rate Loans, they shall be applied to LIBOR Rate Loans in the chronological order in which the Rate Periods for such LIBOR Rate Loans expire. Upon the occurrence of an Event of Default, Bank may discontinue such arrangement and may apply such funds to costs, indemnities, fees, interest and principal, constituting Obligations in such order as Bank, in its discretion elects.

          Provided that no Event of Default has occurred, if all Advances under the Revolving Credit Facility and all other Obligations then due and payable (not including contingent obligations under undrawn Letters of Credit) have been paid in full, and thereafter funds are received by Bank in the Cash Collateral Account, Bank will permit the transfer of such funds to Borrowers' operating account maintained with Bank.

          Notwithstanding the foregoing, Borrowers agree to pay the outstanding principal balance of the Revolving Credit Facility, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof on the earlier to occur of (a) the expiration of the Contract Period, or (b) ON DEMAND after the occurrence of an Event of Default. If any Out-Of-Formula Advance arises or exists under the Revolving Credit Facility for any reason whatsoever, including without limitation inventory or accounts becoming ineligible or any new or increased Reserves, Borrowers agree to repay such Out-Of-Formula Advance immediately upon the earlier to occur of (i) notice or demand by Bank, or (ii) any Borrower has knowledge of such Out-of-Formula Advance.

               8.3  Interest Payments on the Term Loan. Borrowers agree to pay
                    ----------------------------------
to Bank interest on the principal balance of Base Rate Loans under the Term Loan on the first day of each calendar month, commencing on the first day of the first calendar month following the date hereof, and on the Term Loan Maturity Date. Borrowers agree to pay to Bank interest on the principal balance of LIBOR Rate Loans under the Term Loan on the last day of each Rate Period, provided
                                                                    --------
that, for any Rate Period with a duration of more than three months, interest
----
will also be payable every ninetieth (90/th/) day after the commencement of such Rate Period. Bank may, at its option, establish a Reserve for interest accruing on any LIBOR Rate Loans with a Rate Period in excess of one month.

               8.4  Principal Payments on Term Loan. Borrowers agree to pay to
                    -------------------------------
Bank the principal balance of the Term Loan in equal and consecutive monthly installments of $55,555.56 each, on the first (1/st/) day of each calendar month, commencing on December 1, 2000, and in one final payment of the remaining principal balance plus all accrued and unpaid interest thereon on the Term Loan Maturity Date.

               8.5  Letter of Credit Fees. For each issuance or renewal of a
                    ---------------------
Merchandise Letter of Credit, Borrowers agree to pay to Bank an issuance or renewal fee in an amount equal to 0.625% of the face amount of such Merchandise Letter of Credit, payable coincident with and as a condition of the issuance or renewal of such Merchandise Letter of Credit. For each issuance or renewal of a Standby Letter of Credit hereunder, Borrowers agree to pay to Bank an issuance or renewal fee in an amount equal to 2.5% per annum of the face amount of such Standby Letter of Credit, payable coincident with and as a condition of the issuance or renewal of such Standby Letter of Credit. In addition, Borrowers agree to pay to Bank such other fees and charges in connection with the issuance, amendment, negotiation or cancellation of each Merchandise Letter of Credit and Standby Letter of Credit as may be customarily charged by Bank. Upon the occurrence of an Event of Default, at Bank's option, the fees provided for in this Section shall be increased by two percent (2%) for each Merchandise Letter of Credit and each Standby Letter of Credit, as applicable. All of such fees shall be computed on the basis of a year of 360 days.

               8.6  Facility Fee. Borrowers agree to pay to Bank a loan facility
                    ------------
fee of $42,500.00 which was fully earned by issuance of the commitment letter to Borrowers by Bank dated July 11, 2000. The $5,000.00 commitment fee which was fully earned by issuance of a revised commitment letter to Borrowers by Bank dated September 19, 2000 will be applied towards costs and expenses of Bank in connection with this transaction. The entire loan facility fee is non-refundable in whole or in part.

               8.7  Collateral Management Fee. So long as the Revolving Credit
                    -------------------------
Facility has not been terminated pursuant to the terms hereof and the Obligations have not been satisfied in full, Borrowers agree unconditionally pay to Bank a non-refundable monthly collateral management fee of Two Thousand Dollars ($2,000.00) payable monthly in advance.

               8.8  Unused Facility Fee. Borrowers agree to pay to Bank an
                    -------------------
unused facility fee in an amount equal to 0.25% per annum times the Average Unused Portion of Maximum Revolving Credit Facility Amount. Such fee will be payable monthly in arrears on the first day of each month, pro-rated for the actual number of days in any partial month.

               8.9  Late Charge. In the event that Borrowers fail to pay any
                    -----------
principal, interest or other fees or expenses payable hereunder for a period of at least fifteen (15) days, in addition to paying such sums, Borrowers will pay to Bank a late charge equal to five percent (5%) of such past due payment as compensation for the expenses incident to such past due payment.

               8.10 Termination of Revolving Credit Facility and Termination
                    --------------------------------------------------------
Fee. Borrowers may terminate the Revolving Credit Facility upon ninety (90) days
---
written notice to Bank, which notice, once given shall be irrevocable. In the event that (a) the Revolving Credit Facility is terminated by Borrowers for any reason, including without limitation prepayment or refinancing of the Revolving Credit Facility with another lender, or (b) Borrowers default under the Revolving Credit Facility and the Revolving Credit Facility is terminated, Borrowers shall pay to Bank a termination fee calculated as follows:

                    (a) If the termination occurs on or prior to October 24, 2001, the termination fee will be equal to 3% of the Maximum Revolving Credit Amount;

                    (b) If the termination occurs after October 24, 2001, but on or before October 24, 2002, the termination fee will be equal to 2% of the Maximum Revolving Credit Amount; and

                    (c) If the termination occurs after October 24, 2002, but on or before October 23, 2003, the termination fee will be equal to 1% of the Maximum Revolving Credit Amount.

          In the event the Revolving Credit Facility is terminated as a result of an Event of Default, Bank shall be entitled to receive the termination fee required to be paid under the prior paragraphs. In the event the Revolving Credit Facility is terminated as a result of an Event of Default, expiration of the Contract Period, or otherwise, the outstanding balance of the Revolving Credit Facility and the Term Loan, together with any accrued and unpaid interest thereon and any other sums due pursuant to the terms hereof shall be due and payable immediately.

          The termination fee shall be presumed to be the amount of damages sustained by Bank as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The termination fee provided for in this Section 8.10 shall
                                                             ------------
be deemed included in the Obligations and shall be secured by the Collateral.

               8.11 Prepayment of Term Loan. Borrowers may prepay all or any
                    -----------------------
part of the principal balance of the Term Loan at any time, following delivery of not less than ninety (90) days prior written notice to Bank and upon payment of the applicable fee set forth below. All prepayments will be applied to the regularly scheduled payments in the inverse order in which they are due. The following prepayment fee shall be applicable with respect to the Term Loan.

                    (a) For each prepayment made on or prior to October 24, 2001, the prepayment fee will be equal to three percent (3%) of the principal amount prepaid;

                    (b) For each prepayment made after October 24, 2001 but on or before October 24, 2002, the prepayment fee will be equal to two percent (2%) of the principal amount prepaid;

                    (c) For each prepayment made after October 24, 2002 but on or before October 23, 2003, the prepayment fee will be equal to one percent (1%) of the principal amount prepaid.

          In the event Bank exercises its right to accelerate payments under the Term Loan following an Event of Default or otherwise, any tender of payment of the amount necessary to repay all or part of the Term Loan made thereafter at any time by any Obligor, its successors or assigns or by anyone on behalf of Borrowers and any receipt by Bank of proceeds of Collateral in payment of the Term Loan shall be deemed to be a voluntary prepayment and in connection therewith Bank shall be entitled to receive the fee required to be paid under the foregoing prepayment restrictions.

          The prepayment fee shall be presumed to be the amount of damages sustained by Bank as a result of such prepayment and Borrowers agree that it is reasonable under the circumstances currently existing. The prepayment fee provided for in this Section 8.11 shall be deemed included in the Obligations
                     ------------
and shall be secured by the Collateral.

               8.12 Interest and Breakage Costs on LIBOR Rate Loans. Borrowers
                    -----------------------------------------------
shall, concurrently with any prepayment of any LIBOR Rate Loans, pay the full amount of all interest accrued on such LIBOR Rate Loans and, if on a day other than the last day of the applicable Rate Period, pay such amounts as are required by Section 7.6.
            -----------

               8.13 Payment Method and Application.
                    ------------------------------

                    (a)  Cash Collateral Account. All funds and items received
                         -----------------------
or deposited into the Cash Collateral Account will be credited as payments of the principal balance of the Revolving Credit Facility on the next Business Day after which such items are deposited into the Cash

Collateral Account. Borrowers will reimburse Bank on demand for the amount of any items credited as provided above and subsequently returned unpaid. Bank may terminate the foregoing arrangement upon notice to Borrowers, in which event funds and items received or deposited into the Cash Collateral Account will be credited as payments of the principal balance for the Revolving Credit Facility when such funds or items are available to Bank as collected funds.

                    (b)  Operating Account. Borrowers irrevocably authorize Bank
                         -----------------
to debit from any account maintained by any Borrower with Bank on the applicable due date, all interest payments on the Revolving Credit Facility and all principal and interest payments on the Term Loan. Borrowers also irrevocably authorize Bank to debit from such accounts all Bank Expenses and other Obligations.

                    (c)  Other. Bank at its option may make the payments
                         -----
described in subsections (a) and (b) above by advancing such sums to itself as a
             -----------------------
Base Rate Loan under the Revolving Credit Facility, without any requirement that Borrowers request such Advance or otherwise comply with the borrowing procedures set forth in this Agreement. If (i) there are insufficient funds in such accounts, (ii) Bank for any reason does not debit such accounts, or (iii) Bank for any reason does not make an Advance under the Revolving Credit Facility to make any such payments, then Borrowers will make such payments directly to Bank.

                    (d)  Immediately Available Funds. All payments are to be
                         ---------------------------
made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

                    (e)  Event of Default. Upon the occurrence of an Event of
                         ----------------
Default, Bank may apply funds in the Cash Collateral Account and may debit any operating account or other deposit account maintained by any Borrower with Bank to pay costs, indemnities, fees, interest and principal, constituting Obligations, in such order as Bank, in its discretion elects.

               8.14 Reinstatement of Obligations. If any Obligor makes a payment
                    ----------------------------
or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

               8.15 Maintenance of Loan Account; Statements of Obligations. Bank
                    ------------------------------------------------------
shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances and Loans made by Bank to Borrowers or for Borrowers' account, including, accrued interest, the Bank Expenses, and any other payment Obligations of Borrowers. Bank shall render monthly statements regarding the Loan Account to Borrowers, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Bank Expenses owing, and such statements shall be conclusively presumed to be correct and accurate, and shall constitute an account stated between Borrowers and Bank unless, within thirty (30) days after receipt thereof by Borrowers, Borrowers shall deliver to Bank written objection thereto describing the error or errors contained in any such statements.

               8.16 Indemnity. Borrowers agree to indemnify Bank against any
                    ---------
loss or expense which Bank sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents. If Bank sustains or incurs any such loss or expense it will notify Borrowers in writing of the amount determined in good faith by Bank to be necessary to indemnify it for the loss or expense. Such amount will be due and payable by Borrowers to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and its calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable by Borrowers under this Section will bear interest at the Default Rate from the due date until paid, both before and after judgment.

               8.17 Loss of Margin. In the event that any present or future law,
                    --------------
rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

                    (a) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrowers or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Bank imposed by the U.S. or any political subdivision thereof); or

                    (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by Bank; or

                    (c) imposes upon Bank any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank in each case related to any Advances or extensions of credit made by Bank or commitments by Bank to make Advances or extensions of credit under this Agreement, Bank shall so notify Borrowers in writing. Borrowers agree to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Bank's calculation of the amount (in determining such amount Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the Default Rate from the due date until paid, both before and after judgment.

               8.18 Savings Clause. Anything contained in this Agreement or any
                    --------------
other Loan Documents to the contrary notwithstanding, the obligations of each Obligor with respect to the repayment of the outstanding principal balance of the Loans shall be limited to a maximum aggregate amount equal to the greater of
(a) the loan proceeds and the value of all other consideration and benefits received by or for the benefit of such Obligor in connection with the financing transactions contemplated hereunder, or (b) the largest amount that would not render its obligations with respect thereto subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state, federal, provincial or other applicable law of any jurisdiction (collectively, the "Fraudulent Transfer Laws"), if and to the extent such Obligor (or trustee on its behalf) has properly invoked the protections of the Fraudulent Transfer Laws. In making such determination, all rights of subrogation and contribution of any Obligor with respect to such obligations shall be deemed to be an asset of such Obligor.

          9.   TAXES.
               -----

               9.1 Any and all payments by Borrowers to or for the account of Bank hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Bank, taxes imposed on its income, and
         ---------
franchise taxes imposed on it, by the jurisdiction under the laws of which Bank is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.1) Bank receives an
                                                 -----------
amount equal to the sum it would have received had no such deductions been made,
(ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, and (iv) Borrowers shall furnish to Bank the original or a certified copy of the receipt evidencing payment thereof.

               9.2 In addition, Borrowers agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

               9.3 BORROWERS AGREE TO INDEMNIFY BANK FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 9
                                                                      ---------
PAID BY BANK AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO. For purposes of this Section 9.3,
                                                                -----------
Taxes and Other Taxes shall not include taxes imposed on the income of Bank resulting from payments made to Bank under the Loan Documents.

               9.4 Within thirty (30) days after the date of any payment of Taxes or Other Taxes, Borrowers shall furnish to Bank the original or a certified copy of the receipt evidencing such payment.

               9.5 Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this Section 9 shall survive the termination of this Agreement and the payment
     ---------
in full of the Obligations.

          10   SECURITY; COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.
               --------------------------------------------------------------

               10.1 Personal Property. As security for the full and timely
                    -----------------
payment and performance of all Obligations, each Obligor hereby grants to Bank a first priority perfected security interest in all personal property of such Obligor, wherever located, now owned or hereafter acquired, including without limitation the following:

                    (a) All present and future Accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished or otherwise, in all cases together with (i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall give or may give rise to any of the foregoing, (ii) all rights as a consignor, consignee, unpaid vendor or other lien or in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all General Intangibles related thereto, (iv) all credit insurance, guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any of the foregoing, (v) choses-in-action, claims and judgments related to or arising out of any of the foregoing, and (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies.

                    (b) All present and future Inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service), and all documents of title covering any of such goods or Inventory.

                    (c)  All present and future General Intangibles.

                    (d) All present and future Equipment, all documents of title covering any of such Equipment and all manuals of operation, maintenance or repair.

                    (e) All present and future rights in all proceeds of all licenses, permits, approvals, license rights, agreements and General Intangibles with respect to which there are valid and enforceable legal or contractual restrictions prohibiting the collateral assignment or granting of a security interest (the "Non-Assignable Contracts"), including without limitation all proceeds from the sale, transfer or liquidation of such Non-Assignable Contracts and the value allocable to such Non-Assignable Contracts in any sale of business or assets.

                    (f) All present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of any party to this Agreement or any service bureau.

                    (g) All letters of credit and letter of credit rights, including the right to receive payment thereunder and all documentation related thereto, and all documents of title, negotiable and non-negotiable bills of lading, electronic bills of lading, shipper's rights, rights accruing under the law of agency or estoppel, warranties, claims and insurance proceeds related thereto or associated therewith.

                    (h)  Those certain securities described on Schedule
                                                               --------
10.1(h) hereto, all additional securities pledged to Bank from time to time,
-------
together with all cash, stock or other dividends paid upon such securities; all securities received in addition to or in exchange for such securities; all subscription rights incident to such securities; any other distribution in respect of such securities in any form; and the proceeds thereof. All of such securities shall be freely assignable and transferable to Bank, and shall be accompanied by such stock pledge agreements and blank stock powers with signatures guaranteed as Bank may require.

                    (i) All documents of title, negotiable and non-negotiable bills of lading, electronic bills of lading, shipper's rights, rights accruing under the law of agency or estoppel, documents, agreements, instruments, warranties and claims now existing or hereafter issued or arising in connection with any Merchandise Letter of Credit now or hereafter issued under this Agreement, and all insurance claims or proceeds related thereto.

                    (j) All deposits, funds, notes, drafts, instruments (including promissory notes), documents, policies, evidences and certificates of insurance, securities, personal property leases and chattel paper and other assets, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

                    (k) All deposit accounts maintained by such Obligor with any depository institution.

                    (l)  All Investment Property.

                    (m)  All Financial Assets.

                    (n) All domain names and domain name registration rights, including without limitation, the domain names described on Schedule 11.18.
                                                            --------------

                    (o)  All products and proceeds of the foregoing.

              10.2  Collateral Assignment of Licenses. As further security for
                    ---------------------------------
the Obligations, Obligors shall cause to be executed and delivered to Bank, a collateral assignment of all Licenses owned by them which are not subject to enforceable legal or contractual restrictions prohibiting such collateral assignment.

              10.3  Management Support and Validity Agreements. As further
                    ------------------------------------------
security for the Obligations, Borrowers shall cause to be executed and delivered to Bank, management support and validity agreements from the following officers of Borrowers (a) Jugal K. Taneja, (b) William L. LaGamba, (c) Stephen M. Watters, and (d) Ronald J. Patrick, all in form and content as satisfactory to the Bank.

              10.4  Negotiable Collateral. In the event that any Collateral,
                    ---------------------
including proceeds, is evidenced by or consists of Negotiable Collateral, the applicable Obligor, shall immediately endorse and deliver physical possession of such Negotiable Collateral to Bank, together with any stock powers executed in blank as may be required by Bank.

              10.5  Surety. As further security for the Obligations, Borrowers
                    ------
shall cause to be executed and delivered to Bank, the absolute, unconditional, unlimited surety agreement (the "Surety Agreements") of each Guarantor. Such Surety Agreements will secure all Obligations and shall be in form and content acceptable to Bank.

              10.6  Stock Pledges. As further security for the Obligations,
                    -------------
DrugMax shall deliver to Bank a Pledge Agreement granting to Bank a first priority Lien against all Capital Stock now or hereafter owned by DrugMax of each Guarantor and all other Subsidiaries of DrugMax, together with executed blank stock powers with signatures guaranteed.

              10.7  General. The collateral described above in Sections 10.1,
                    -------                                    --------------
10.2, 10.3, 10.4, 10.5 and 10.6 is collectively referred to herein as the
-------------------------------
"Collateral". The above-described security interests, assignments, Liens and guarantees shall not be rendered void by the fact that no Obligations exist as of any particular date, but shall continue in full force and effect until the Obligations have been repaid, Bank has no agreement or commitment outstanding under the Loan Documents pursuant to which Bank may extend credit to or on behalf of any Obligor and Bank has executed termination statements or releases with respect thereto. Bank agrees to execute and deliver to Obligors, at Obligors' expense, termination statements and releases with respect to all Liens in favor of Bank encumbering the Collateral with reasonable promptness after all Obligations have been fully and finally paid and Bank has no agreement or commitment outstanding to extend credit to or on behalf of any Obligor. IT IS THE EXPRESS INTENT OF THE OBLIGORS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF ANY OBLIGOR TO BANK.

              10.8  Collection of Accounts; Proceeds of Collateral.
                    ----------------------------------------------

                    (a)  General. Obligors will collect their Accounts only in
                         -------
the ordinary course of their business.

                    (b)  Lockbox. Borrowers will notify all of their Account
                         -------
Debtors to forward all Accounts collections owed to Borrowers to the lockbox maintained by Bank, and will execute such lockbox agreements as may be required by Bank and will pay to Bank all customary fees in connection with such lockbox arrangements. Immediately upon receipt, Borrowers will forward to Bank all other checks, drafts and other monies received by Borrowers which are proceeds of the Collateral to the lockbox maintained by Bank. Notwithstanding the foregoing, certain Accounts collections owed to Borrowers may be deposited in certain accounts maintained by Borrower with a financial institution acceptable to Bank (the "Blocked Account"), provided that such Blocked Account is subject to a blocked account agreement satisfactory to Bank which will restrict disbursements from such Blocked Account only to Bank.

                    (c)  Cash Collateral Account. All Accounts collections of
                         -----------------------
Borrowers and all checks, drafts and other monies received by Borrowers which are proceeds of the Collateral will be deposited in a noninterest bearing cash collateral account maintained at Bank (the "Cash Collateral Account"). Bank will have sole dominion and control over all items and funds in the Cash Collateral Account and such items and funds may be withdrawn only by Bank. Bank will have the right to apply all or any part of such funds towards payment of any of the Obligations, as set forth in Section 8.2.
                             -----------

                    (d)  Credit for Collections. Solely for purposes of
                         ----------------------
calculating interest on the balance of the Revolving Credit Facility, and subject to the provisions of Section 8.13 regarding application of payments, all
                             ------------
items deposited into the Cash Collateral Account will be credited by Bank absent an Event of Default as payments of the principal balance of the Revolving Credit Facility. As compensation for the arrangement set forth in this Section 10.8(d),
                                                                ---------------
Borrowers will pay to Bank a sum equal to one (1) days interest on all such deposits at the interest rate applicable for Base Rate Loans under the Revolving Credit Facility. Borrowers agree to reimburse Bank on demand for the amount of any items credited as provided above and subsequently returned unpaid. Bank may terminate the foregoing arrangement upon notice to Borrowers.

                    (e)  Items Held In Trust; Endorsements. Borrowers agree that
                         ---------------------------------
all monies, checks, notes, instruments, drafts, chattel paper or other payments relating to or constituting proceeds of any Accounts or other Collateral owned by Borrowers which come into the possession or under the control of any Borrower or any employees, agents or other Persons acting for or in concert with any Borrower shall be received and held in trust for Bank and such items shall be the sole and exclusive property of Bank. Immediately upon receipt of any such notes, instruments or chattel paper, Borrowers and such other Persons shall remit the same or cause the same to be remitted, in kind, to Bank. Borrowers shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment to Bank with full recourse to Borrowers all instruments, notes and chattel paper constituting an Account or proceeds thereof or of other Collateral. Bank is hereby authorized, after the occurrence of an Event of Default, to open all mail addressed to any Obligor and endorse all checks, drafts or other items for payment on behalf of any Obligor. Bank (and Bank's officers, employees and agents) is granted a power of attorney by Obligors with full power of substitution to execute, after the occurrence of an Event of Default, on behalf of any Obligor and in their name or to endorse their name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing.

               11.  REPRESENTATIONS AND WARRANTIES. In order to induce Bank to
                    ------------------------------
enter into this Agreement, the Obligors, jointly and severally, make the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making or entering into each Advance or Letter of Credit thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

               11.1 Valid Organization, Good Standing and Qualification. Each
                    ---------------------------------------------------
Obligor is a corporation duly incorporated, validly existing and in good standing under the laws of the applicable state described on Schedule 11.1, has
                                                             -------------
full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each other jurisdiction described on Schedule 11.1 and in which the character or
                                -------------
location of the properties owned by it or the business transacted by it requires such licensing or qualification.

               11.2 Licenses. Each Obligor and their employees, servants and
                    --------
agents have or are in the process of obtaining all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate the Business and to sell their Inventory in all applicable jurisdictions. DrugMax does not sell or distribute Controlled Substances. Borrowers are currently selling Inventory only in those jurisdictions in which they are registered, licensed or hold permits as a wholesale distributor of pharmaceuticals, prescription drugs or dangerous drugs, or in which such registration, license or permit is not required by applicable law.

               11.3 Ownership Interests. The ownership of all Capital Stock,
                    -------------------
debentures, options, warrants, bonds and other securities (debt and equity) of the Obligors and all pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on Schedule 11.3.
                -------------

               11.4 Subsidiaries. Except as set forth on Schedule 11.4, the
                    ------------                         -------------
Obligors do not own any Capital Stock in any Person, directly or indirectly (by any Subsidiary or otherwise). All of the outstanding Capital Stock of each Obligor has been validly issued and is fully paid and non-assessable. No Capital Stock of any direct or indirect Subsidiary of DrugMax is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto. A Florida corporation named "DrugMax.com, Inc." was formed for DrugMax. The name of that Florida corporation has been changed to "DrugMax, Inc." No stock was ever issued for such corporation. Such Florida corporation owns no assets and conducts no business and will not own any assets or conduct any business. Discount Rx, Inc and HealthSeek.com, Inc. are wholly owned subsidiaries of DrugMax. Such corporations own no material assets and conduct no business operations.

                    11.5 Financial Statements. Obligors have furnished to Bank
                         --------------------
the audited financial statements of DrugMax and its Subsidiaries certified without qualification by independent public accountants as of March 31, 2000 and all management and comment letters from such accountants in connection therewith, and the internally prepared interim financial statements of Valley as of March 31, 2000. Such financial statements of Borrowers (together with the related notes and comments), are correct and complete, fairly present in all material respects the financial condition and the assets and liabilities of

Borrowers at such dates, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

          11.6  No Material Adverse Change in Financial Condition. There has
                -------------------------------------------------
been no Material Adverse Change in the financial condition of any Obligor since March 31, 2000.

          11.7  Pending Litigation or Proceedings. Except as set forth on
                ---------------------------------
Schedule 11.7, there are no judgments outstanding or actions, suits or
-------------
proceedings pending or, to the best of each Obligor's knowledge, threatened against or affecting any Obligor, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          11.8  Due Authorization; No Legal Restrictions.  The execution and
                ----------------------------------------
delivery by the Obligors of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan
Documents: (a) have been duly authorized by all requisite corporate action of each of the Obligors, (b) will not conflict with or result in a breach of, or constitute a default (or are not reasonably likely, upon the passage of time or the giving of notice or both to constitute a default) under, any of the terms, conditions or provisions of any Applicable Law or any Obligor's Governing Documents or any lease, indenture, mortgage, loan or credit agreement or instrument to which any Obligor is a party or by which any of them may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (c) will not result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of any Obligor under the terms or provisions of any such agreement or instrument, except Liens in favor of Bank, and (d) do not require any consent or approval of the stockholders of any Obligor or any other Person, except such consents and approvals which have been properly obtained and are in full force and effect.

          11.9  Enforceability. The Loan Documents have been duly executed by
                --------------
the Obligors and delivered to Bank and constitute legal, valid and binding obligations of the Obligors, enforceable in accordance with their terms.

          11.10 No Default Under Other Obligations, Orders or Governmental
                ----------------------------------------------------------
Regulations. The Obligors are not in violation of their Governing Documents or
-----------
in default in the performance or observance of any of their obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued. The Obligors are not in violation of or in default under any other agreement or instrument or any judgment or Applicable Law.

          11.11 Governmental Consents. Other than the filing of appropriate
                ---------------------
financing statements, no consent, approval or authorization of or designation, declaration or filing with or notice to any Governmental Authority on the part of any Obligor is required in connection with the execution, delivery or performance by the Obligors of the Loan Documents or the consummation of the transactions contemplated thereby.

          11.12 Taxes. The Obligors have filed all tax returns which they are
                -----
required to file and have paid, or made provision for the payment of, all taxes which have become due pursuant to such returns or pursuant to any assessment received by them. Such tax returns are complete and accurate in all material respects. The Obligors do not know of any proposed additional assessment or basis for any assessment of additional material taxes.

          11.13 Title to Collateral. The Obligors have rights in and the power
                -------------------
to transfer the Collateral. The Collateral is and will be owned by the Obligors free and clear of all Liens of any kind, excepting only Liens in favor of Bank and those Liens permitted under Section 13.8. The Obligors will defend the
                                ------------
Collateral against any claims of all Persons or entities other than Bank.

          11.14 Names; Addresses and State of Formation.  During the past five
                ---------------------------------------
(5) years, the Obligors have not been known by any names (including trade names) other than those set forth in Schedule 11.14 and have not been located at any
                              --------------
addresses other than those set forth on Schedule 11.24(d). The portions of the
                                        -----------------
Collateral which are tangible property and the Obligors' Books will at all times be located at the addresses set forth on Schedule 11.24(d); or such other
                                         -----------------
location determined by the Obligors after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's Lien against and access to the Obligors' Books and records. Schedule
                                                                   --------
11.24(d) identifies the chief executive offices of the Obligors. No Obligor
--------
currently has any assets located in Texas. DrugMax currently has a sales office in Louisiana. No Inventory is stored at such location.

          11.15 Current Compliance. The Obligors are currently in compliance
                ------------------
with all of the terms and conditions of the Loan Documents.

          11.16 United States Pension and Benefit Plans. Except as disclosed on
                ---------------------------------------
Schedule 11.16, (a) the Obligors have no obligations with respect to any Plan,
--------------
(b) no ERISA Events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of any Obligor which might constitute grounds for the termination of any such Plan by the PBGC or for the appointment by any U.S. District Court of a trustee to administer any such Plan, (c) all of the Obligors' Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) the Obligors have no existing liability to the PBGC. The Obligors are not subject to or bound to make contributions to any Multi-Employer Plan.

       The present value of the aggregate benefit liabilities under any of the Plans, determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefits liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA. Neither any Obligor nor any ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA.

          11.17 Leases and Contracts.  The Obligors have complied in all
                --------------------
material respects with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which any Obligor is a party and are not in default thereunder. To the best of each Obligor's knowledge, no other party is in default under any such leases, contracts, licenses or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder. Schedule 11.17 sets forth
                                                       --------------
an accurate list of all material leases, contracts and commitments to which any Obligor is a party or by which any of them are bound, including, without limitation, any real or personal property leases to which any Obligor is a party.

          11.18 Intellectual Property.  Each Obligor owns or possesses the
                ---------------------
irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate such Obligor's business and to carry on their business as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 11.18 sets forth an
                                            --------------
accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing, together with all registration or application numbers or information with respect thereto.

          11.19 Eligible Accounts. With respect to all Accounts from time to
                -----------------
time scheduled, listed or referred to as Eligible Accounts in any certificate, statement or report prepared by or for Borrowers and delivered to Bank upon which Borrowers are basing Availability under the Revolving Credit Facility, Borrowers warrant and represent that such Accounts meet the definition of Eligible Accounts, set forth in this Agreement. If any Accounts previously scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrowers and delivered to Bank and upon which Borrowers are at that time basing Availability under the Revolving Credit Facility are thereafter discovered not to have complied with such definition on the date such certificate, statement or report was prepared or certified, the Borrowers will promptly (a) notify Bank upon obtaining knowledge thereof, (b) amend any certificate, statement or report previously prepared by or for Borrowers and delivered to Bank stating that such Account constituted an Eligible Account to reflect the fact that such Account is not eligible, and (c) pay to Bank any Out-Of-Formula Advance which may occur as a result of such Account no longer being eligible.

          11.20 Eligible Inventory. With respect to any Inventory from time to
                ------------------
time scheduled, listed or referred to as Eligible Inventory in any certificate, statement or report prepared by or for Borrowers and delivered to Bank and upon which Borrowers are basing Availability under the Revolving Credit Facility, Borrowers warrant and represent that such Inventory meets the definition of Eligible Inventory set forth in this Agreement. Borrower further warrants and represents that any Eligible Inventory subject to an Eligible Inventory Buy-Back Agreement is segregated and is separately identifiable from other Eligible Inventory. If any Inventory previously scheduled, listed or referred to as Eligible Inventory in any certificate, statement or report prepared by or for Borrowers and delivered to Bank and upon which Borrowers are at that time basing Availability under the Revolving Credit Facility is thereafter discovered not to have complied with the definition of Eligible Inventory on the date such certificate, statement or report was prepared or certified, Borrowers will promptly (a) notify Bank upon obtaining knowledge that such Inventory is not Eligible Inventory, (b) amend any certificate, statement or report previously prepared by or for Borrowers and delivered to Bank stating that such Inventory constituted Eligible Inventory to reflect the fact that such Inventory is not Eligible Inventory, and (c) pay to Bank any Out-Of-Formula Advance which may occur as a result of such Inventory no longer being Eligible Inventory.

          11.21 Business Interruptions. Within five (5) years prior to the date
                ----------------------
hereof, neither the Business, Collateral nor operations of any Obligor has been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States, or any state or local government, or any political subdivision or agency thereof, directed against any Obligor. There are no pending or threatened material labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by any Obligor.

          11.22 Business.  The Obligors are engaged solely in the Business.
                --------

          11.23 Affiliate Transactions.  Schedule 11.23 sets forth an accurate
                ----------------------   --------------
list of all transactions of any Obligor, with any Affiliate of any Obligor.

          11.24 Property of Obligors.
                --------------------

                (a) Property. Each Obligor is the owner or lessee of all
                    --------
Property and holds or is in the process of acquiring all Licenses necessary to conduct operations of the business owned or operated by it, in each case in conformity in all respects with all Applicable Laws.

                (b) Licenses.  There is set forth in Schedule 11.24(b) a
                    --------                         -----------------
description of all Licenses which have been issued or assigned to any Obligor. All of such Licenses are in full force and effect and have been duly issued in the name of, or validly assigned to, the applicable Obligor, no default or breach exists thereunder.

                (c) Operating Agreements.  There is set forth in Schedule
                    --------------------                         --------
11.24(c) a description of all material Operating Agreements relating to the
--------
operation of the business of each Obligor. Each such Operating Agreement is in full force and effect and no event has occurred which is reasonably likely to result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability upon any Obligor.

                (d) Facility Sites. There is set forth in Schedule 11.24(d)
                    --------------                        -----------------
locations of the chief executive office of each Obligor, the locations of all of each Obligor's Property, the places where each Obligor's Books are kept and the locations of all Equipment and offices used in the operation of each Obligor's business.

                (e) Leases.  There is set forth in Schedule 11.24(e) a list of
                    ------                         -----------------
all material Leases, together with a complete and accurate address and legal description of each parcel of Leasehold Property subject to such Leases and the name and address of the landlord under each such Lease. Each Lease is in full force and effect, there has been no default in the performance of any of its material terms or conditions by any Obligor, to the best of each Obligor's knowledge, any other party thereto, and no claims of default have been asserted with respect thereto. The present and contemplated use of the Leasehold Property is in compliance with all applicable zoning ordinances and regulations and other Applicable Laws.

                (f) Operation and Maintenance of Equipment.  All of the
                    --------------------------------------
Equipment and other tangible personal property owned by each Obligor is in good operating condition and repair (subject to normal wear and tear) and has been used, operated and maintained in compliance in all material respects with all Applicable Laws.

          11.25 Inventory Records.  The Obligors keep correct and accurate
                -----------------
Inventory records itemizing and describing the kind, type, quality, and quantity of the Inventory, and each Obligor's cost therefor.

          11.26 FEIN.  The FEIN of each Obligor is:
                ----

          DrugMax           -        34-1755390
          Valley            -        34-0737238
          Desktop           -        59-3658393
          VetMall           -        59-3654162

          11.27 Solvency.  Each Obligor is Solvent.  No transfer of property is
                --------
being made by any Obligor and no obligation is being incurred by any Obligor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Obligor.

          11.28 Subordinated Indebtedness.  Schedule 11.28 sets forth an
                -------------------------   --------------
accurate list of all Subordinated Indebtedness currently owed by Obligors, identifying the payor, the payee, the outstanding principal balance, the applicable interest rate, the payment terms and all collateral or guaranties securing such Subordinated Indebtedness.

          11.29 Inventory Locations.
                -------------------

                (a) All Inventory. All of each Obligor's Inventory is currently
                    -------------
located at one of the locations set forth on Schedule 11.29(a). Schedule
                                             -----------------  --------
11.29(a) sets forth the street address and the name of the
--------
owner/lessor/warehouseman, as applicable, for such location.

                (b) Eligible Inventory Locations.  Schedule 11.29(b) sets forth
                    ----------------------------   -----------------
all Eligible Inventory Locations.

               (c)  Additions to Eligible Inventory Locations.  Borrowers and
                    -----------------------------------------
Bank may modify Schedule 11.29(b) to add new Eligible Inventory Locations by
                -----------------
executing a written amendment to this Agreement in form and content acceptable to Bank, provided that Borrowers comply with all of the following conditions:
         -------- ----

                    (i) Borrowers execute and deliver to Bank such UCC-1 financing statements or other security documents covering all Inventory and related assets to be located at such new location(s) as may be required by Bank to perfect Bank's Lien in such Inventory and related assets.

                    (ii) Bank receives written confirmation that such new UCC-1 financing statements or other security documents have been filed or registered in the appropriate offices required to perfect or publish Bank's Lien at such new location(s).

                    (iii) Bank receives a search report from a reputable search company confirming that there are no other Liens encumbering any of the assets at such new location(s), except the Lien in favor of Bank.

                    (iv) Bank receives a copy of the lease, sub-lease, warehouse agreement or similar agreement entered into by the applicable Borrower with the owner, lessor or operator of the new location(s).

                    (v) Bank receives evidence satisfactory to Bank that all assets at such new location(s) are covered by the insurance coverage required under Section 12.6(a).
      ---------------

                    (vi) If the new location is leased by a Borrower or is a warehouse location, Bank receives a Collateral Access Agreement from the owner/lessor or warehouseman of the new location in form and content acceptable to Bank.

          11.30 Investment Company Act; Public Utility Holding Company Act.  No
                ----------------------------------------------------------
Obligor is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Obligor is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          11.31 Employee Relations.  Each Obligor has an adequate workforce in
                ------------------
place and is not, except as set forth on Schedule 11.31, party to any collective
                                         --------------
bargaining agreement nor has any labor union been recognized as the representative of any Obligor's employees.

          11.32 Investment Property.  Schedule 11.32 sets forth a correct and
                -------------------   --------------
complete list of all Investment Property, including any Financial Assets, owned by each Obligor. Each Obligor is the legal and beneficial owner of such Investment Property, including any Financial Assets, as so reflected, free and clear of any Lien (except for Liens in favor of Bank), and has not sold, granted any option with respect to, assigned or transferred or otherwise disposed of any of its rights or interest therein.

          11.33 Common Enterprise.  The successful operation and condition of
                -----------------
Borrowers is dependent on the continued successful performance of the functions of the Borrowers as a whole and the successful operation of each Borrower is dependent on the successful performance and operation of the other Borrower. Each Borrower expects to derive benefit (and its board of directors has determined that it may reasonably be expected to derive benefit), directly and indirectly, from successful operations of its Subsidiaries. Each Obligor (other than Borrowers) expects to derive benefit (and the boards of directors or other governing body of each such Obligor has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by Bank hereunder, both in their separate capacities and as members with the other Obligors of an interrelated group of companies. Each Obligor has determined that execution, delivery and performance of this Agreement and any other Loan Documents to be executed by such Obligor is within its corporate purpose, will be of direct and indirect benefit to such Obligor and is in its best interest.

          11.34 Insurance.  No notice of cancellation has been received with
                ---------
respect to any insurance policies required pursuant to Section 12.6 and each
                                                       ------------
Obligor is in compliance with all conditions contained in such policies.

          11.35 Web Sites.  Schedule 11.35 sets forth a correct and complete
                ---------   --------------
description of all material information regarding all websites currently operated or maintained by or for each Obligor.

          11.36 Accuracy of Representations and Warranties.  No representation
                ------------------------------------------
or warranty by any Obligor contained herein or in any certificate or other document furnished by any Obligor pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which any Obligor knows or should know and has not disclosed to Bank, which does or may materially and adversely affect any Obligor or any of their operations.

     12.  AFFIRMATIVE COVENANTS. The Obligors, jointly and severally, covenant
          ---------------------
and agree that, so long as this Agreement has not been terminated and until full and final payment of the Obligations, and unless Bank shall otherwise consent in writing, each Obligor shall comply with the following:

          12.1  Payment of Principal, Interest and Other Amounts Due. The
                ----------------------------------------------------
Obligors will pay when due all Obligations without setoff, deduction or counterclaim and without deduction or withholding for or on account of any federal, state or local taxes.

          12.2  Claims for Labor and Materials. The Obligors will pay or cause
                ------------------------------
to be paid when due all claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of their properties or assets.

          12.3  Existence; Approvals; Qualification; Compliance with Laws. Each
                ---------------------------------------------------------
of the Obligors (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification; (c) will comply in all material respects with the requirements of all Applicable Laws; and (d) diligently pursue obtaining the licenses described as "pending" on Schedule 11.24(b).
                                                 -----------------
          12.4  Maintenance of Properties.  The Obligors will maintain,
                -------------------------
preserve, protect and keep or cause to be maintained, preserved, protected and kept their Property used or useful in the conduct of their business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

          12.5  Intellectual Property.  With respect to any and all tradenames,
                ---------------------
domain names, trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, the Obligors shall maintain and protect the same to the extent reasonably required for the operation of the Obligors' business and shall take and assert any and all remedies reasonably available to any Obligor to prevent any other Person from infringing upon or claiming any interest in any such material trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

     The Obligors will notify Bank promptly of (a) the filing of any patent or trademark application by any Obligor; (b) the grant of any patent or trademark to any Obligor; or (c) any Obligor's intent to abandon a patent or trademark.

     The Obligors will, if requested by Bank, (i) execute and deliver to Bank assignments, financing statements, patent mortgages or such other documents, in form and substance reasonably acceptable to Bank, necessary to perfect and maintain Bank's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other General Intangibles owned by any Obligor; and (ii) furnish Bank with evidence satisfactory to Bank that all actions necessary to maintain and protect each trademark and patent owned by any Obligor or its employees have been taken in a timely manner.

          12.6  Insurance.
                ---------

                (a) Collateral. The Obligors, at their expense, shall keep the
                    ----------
Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, as are ordinarily insured against by other owners in similar businesses, in amounts acceptable to Bank, but in any event in amounts sufficient to cover the value of all of each Obligor's Equipment and Inventory and in amounts sufficient to prevent any Obligor from becoming a co-insurer under such policies. The Obligors also shall maintain business interruption, public liability, product liability, and property damage insurance relating to any Obligor's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

                (b) Endorsements, Cancellation or Modification. The Obligors
                    ------------------------------------------
shall cause Bank to be named as loss payee (with a lender's loss payable endorsement) with respect to all Collateral, and additional insured with respect to all liability insurance, as its interests may appear. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that thirty (30) days' written notice will be given Bank by the insurer prior to cancellation or material modification of such insurance coverage. Any modification of any insurance policy or coverage involving any decrease in the amount or scope of coverage, must be approved by Bank in writing prior to the effective date of such modification.

                (c) General.  All such policies of insurance shall be in such
                    -------
form, with such companies, and in such amounts as may be reasonably satisfactory to Bank. Every policy of insurance referred to in this Section shall contain an agreement by the insurer that any loss payable thereunder shall be payable notwithstanding any act or negligence of any Obligor or the Bank which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment.

                (d) Policies and Evidence of Insurance.  The Obligors shall
                    ----------------------------------
cause to be delivered to Bank the insurance policies and all endorsements thereto and evidence of insurance utilizing a current ACORD 27 Evidence of Property Insurance and at least thirty (30) days prior to the expiration of any such insurance, additional policies or duplicates thereof and evidence of insurance utilizing a current ACORD 27 Evidence of Property Insurance confirming the renewal of such insurance and payment of the premiums therefor.

                (e) Losses; Payments. The Obligors shall direct all insurers
                    ----------------
that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return or unearned premiums directly to Bank and not to Obligors and Bank jointly. In the event of any loss, the Obligors will give Bank prompt notice thereof and Bank may make proof of loss whether the same is done by Obligors. Bank is hereby granted a power of attorney by the Obligors with full power of substitution to file any proof of loss in any Obligor's or Bank's name, to endorse any Obligor's name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim.

     In the event of any loss, Bank, at its option, may (a) retain and apply all or any part of the insurance proceeds to repay or secure the Obligations, in such order and amounts as Bank may elect, or (b) disburse all or any part of such insurance proceeds to or for the benefit of the applicable Obligor for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Obligations or any provision of this Agreement. Any deficiency thereon shall be paid by Obligors to Bank upon demand. Obligors shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

                (f) Credit Insurance.  In the event any Obligor obtains credit
                    ----------------
insurance, such Obligor shall cause all proceeds payable under such insurance policies to be paid to Bank to be applied on account of the Obligations.

          12.7  Inspections; Examinations. The Obligors hereby irrevocably
                -------------------------
authorize all accountants and auditors employed by any Obligor at any time to exhibit and deliver to Bank copies of any and all of such Obligor's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and copies of all reports submitted to the Obligors by such accountants or auditors, including management letters, "comment" letters and audit reports, and to disclose to Bank any information they may have concerning any Obligor's financial status and business operations. The Obligors further authorize all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to any Obligor, whether made by any Obligor or otherwise.

     The officers or employees of Bank, or such Persons as Bank may designate, may visit and inspect any of the properties of any Obligor, examine (either by Bank's employees or by independent accountants) any of the Collateral or other assets of the Obligors, including the Books of the Obligors, and discuss the affairs, finances and accounts of the Obligors with their officers and with their independent accountants, at such times as Bank may desire. Bank may conduct at any time and from time to time, and the Obligors will fully cooperate with, field examinations of the Inventory, Accounts and business affairs of the Obligors.

     Obligors agree to pay all costs and expenses of Bank related to such visits, inspections and field examination at a per man per day rate of $600, but not to exceed $15,000.00 during any one-year period, plus out-of-pocket expenses, provided that, after the occurrence of an Event of Default, Obligors
          -------- ----
agree to pay any and all costs and expenses of Bank related to such visits, inspections and field examination, without limitation.

          12.8  Pension Plans. The Obligors will (a) keep in full force and
                -------------
effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to any Obligor in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of their Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA or other applicable pension laws; (c) comply with all material requirements of ERISA or other applicable pension laws which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and (d) notify Bank promptly upon receipt by any Obligor of any notice of the institution of any proceeding or other action which is likely to result in the termination of any Plan.

          12.9  Bank Accounts. Borrowers will maintain a lockbox with Bank and
                -------------
their operating accounts, main disbursement accounts, investment accounts and deposit accounts with Bank, unless otherwise agreed by Bank in writing. The Obligors will notify Bank in writing and on a continuing basis, of all deposit accounts, investment accounts and certificates of deposit (including the numbers thereof) maintained with or purchased from any other depository institutions.

          12.10 Maintenance of Management. The Obligors will cause their
                -------------------------
business to be continuously managed by the following persons in the positions described below or such other persons (serving in such positions) as may be reasonably satisfactory to the Bank:

     Person                            Position
     ------                            --------

     Jugal K. Taneja           Consultant to DrugMax
                               Chairman of the Board of DrugMax
                               Chairman of the Board of Desktop

     William L. LaGamba        Chief Executive Officer of DrugMax

                                       Chief Executive Officer of Desktop
                                       Chief Executive Officer of Vetmall

                 Stephen M. Watters    Consultant to DrugMax
                                       Vice Chairman of the board of Directors
                                       of DrugMax

                 Ronald J. Patrick     Chief Financial Officer and Vice
                                       President - Finance of  DrugMax
                                       Chief Financial Officer and Vice
                                       President - Finance  of Valley
                                       Chief Financial Officer and Vice
                                       President - Finance of Desktop
                                       Chief Financial Officer and Vice
                                       President - Finance of VetMall

          12.11 Transactions with Affiliates. Borrowers will cause all of their
                ----------------------------
Indebtedness at any time owed to any Guarantor, Subsidiary, Affiliate, shareholder, director and officer to be subordinated in all respects to all Obligations and will not make any payments thereon, except as approved by Bank in writing.

          12.12 Additional Documents and Future Actions. The Obligors will, at
                ---------------------------------------
their sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may in its reasonable discretion deem necessary or advisable to perfect, protect, maintain or enforce its Lien in the Collateral, to permit Bank to protect or enforce its Lien in the Collateral, or to carry out the terms of the Loan Documents. The Obligors hereby authorize and appoint Bank as their attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on any Obligor's behalf (if necessary) and to file at the Obligors' expense financing statements or applications for registration and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected or published Lien in the Collateral, and to execute on any Obligor's behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable, the Obligors irrevocably authorize the filing of financing statements or applications for registration by Bank describing the Collateral, the filing of initial financing statements in the jurisdiction of any Obligor's legal formation and existence, the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agree that such filing is sufficient as a financing statement.

          12.13  Title to Equipment. The Obligors will promptly have Bank's
                 ------------------
Lien noted on any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment, and will promptly deliver to Bank the originals thereof.

          12.14  Taxes. The Obligors will cause all assessments and taxes,
                 -----
whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against any Obligor or any of their property to be paid in full, before delinquency or before the expiration of any extension period. The Obligors shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. The Obligors will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that the Obligors have made such payments or deposits.

          12.15  Leases. The Obligors will pay when due all rents and other
                 ------
amounts payable under any leases to which any Obligor is a party or by which any Obligor's properties and assets are bound. To the extent that any Obligor fails timely to make payment of such rents and other amounts payable when due under its leases, Bank shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Availability.


          12.16  Notices.  Obligors will promptly notify Bank of (a) any
                 --------
action or proceeding brought against any Obligor wherein such action or proceeding would, if determined adversely to such Obligor result in liability of the Obligors in excess of $50,000 individually, or $100,000 in the aggregate for all Obligors, (b) the occurrence of any Event of Default, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, (d) the failure of the Obligors to observe any of their undertakings under the Loan Documents, (e) the occurrence of any Material Adverse Change, (f) any new locations to be added as an additional Eligible Inventory Location; (g) the creation of any new inventions or other events related to the intellectual property of any Obligor; (h) the occurrence of any casualty loss related to the Collateral: (i) the receipt of any notice of the institution or proceeding or other action which may result in the termination of any Plan; (j) any change in the management roles of (k) Jugal
K. Taneja, (2) William L. LaGamba, (3) Stephen M. Watters, (4) Ronald J. Patrick as described in Section 12.10 or any change in any other senior management
                -------------
employees of Obligors; and (l) the receipt of any licenses described as "pending" on Schedule 11.24(b) or the rejection of any license applications
             -----------------
described as "pending" on Schedule 11.24(b).
                          -----------------


          12.17  Assignment of Claims Act.  Each Obligor shall promptly
                 ------------------------
execute any documents or instruments and shall take such steps or actions reasonably required by Bank so that all monies due or to become due under any contract with the U.S., the District of Columbia or any other Governmental Authority, will be assigned to Bank and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.

          12.18  Additional Guarantors. In the event that any Obligor shall form
                 ---------------------
or acquire any new Subsidiary after the date hereof or any existing Subsidiary shall acquire any assets or engage in any business activities, the applicable Obligors will cause such Subsidiary to become a "Guarantor" hereunder pursuant to an Assumption Agreement in the form and content as required by Bank (an "Assumption Agreement") pursuant to which such Subsidiary shall agree to be bound as a "Guarantor" by all provisions of this Agreement and the other Loan Documents and the applicable Obligors shall cause such Subsidiary to execute a Surety Agreement similar in form to the Surety Agreements executed by the other Guarantors. Together with the Assumption Agreement for each Subsidiary, the applicable Obligor shall deliver such proof of corporate action, incumbency of officers, opinions of counsel, UCC-1 financing statements, a Pledge Agreement in favor of Bank, blank stock powers, original Capital Stock certificates and other documents as the Bank shall request. The applicable Obligor hereby agrees to immediately pledge to the Bank under a Pledge Agreement and thereby grant a security interest to Bank in any and all of its ownership interests of any Subsidiary which becomes a "Guarantor" hereunder pursuant to this Section.

          12.19  Instruments; Promissory Notes. The Obligors will cause any
                 -----------------------------
instruments or notes received by or payable to such Obligor to be delivered to Bank appropriately endorsed to the order of Bank.

          12.20  Future Leases.  The Obligors will deliver to Bank, promptly
                 --------------
after the execution by an Obligor, as lessee, of any Lease, an executed copy thereof.

          12.21  Web Sites.  With respect to each website operated or
                 ----------
maintained by any Obligor, such Obligor agrees as follows:

                 (a) To maintain and operate each website to meet the security and performance standards set forth on Schedule 11.35. Obligors warrant and
                                       ---------------
covenant that they will maintain their websites in continuous operation providing at least its current level of functionality with respect to Obligors business operations. Obligors further warrant and covenant that they shall not obtain a license for use in connection with the use of their websites of any software, data, service mark, trademark or copyright unless (i) such license allows the use of the right licensed for the use intended by Obligors; or (ii) either (A) such license is a mass-market license readily obtainable through retail establishments for a one time payment of less than $500 USD or (B) the license provides that the Obligors may grant Bank a security interest in and to the license rights, the Bank may receive an assignment of the license rights, and the Bank may assign such rights to a third party in connection with a disposition of the Collateral.

                 (b) Not to move the location of any servers servicing any website from the locations described on Schedule 11.35 unless Obligors comply
                                        --------------
with the provisions of Section 13.14. Obligors agree to furnish to the Bank, if
                       --------------
requested, a website hosting service waiver and recognition of rights with respect to any collateral that is or may be located on equipment in the possession of a website hosting service, such waiver and recognition of rights to be in such form and upon such terms as are acceptable to Bank.

                 (c) Not to change the method used by any Obligor of hosting any website from the method described on Schedule 11.35, unless such change has
                                         --------------
been approved by Bank in writing.

                 (d) To permit Bank, its employees and any consultants retained by Bank to review and inspect all website components, including without limitations all computer hardware and all intellectual property interests or, at the request of the Bank, provide Bank with a complete "mirror" image of the website accessible to Bank at all times.

                  (e) To maintain in full force and effect, to comply with and to cause all other parties to comply with all operating agreements, maintenance agreements, equipment leases, hosting contracts, line connection leases or agreements, content or software licenses and all other agreements related to the ownership, operation and maintenance of any website by an Obligor (collectively, the "Website Agreements").

                   (f) To deliver to Bank fully executed estoppel, waiver and consent agreements from all hosting services, equipment lessors and maintenance providers, in form and content acceptable to Bank.

                   (g) To notify Bank immediately of any defaults by any party to any Website Agreement.

                   (h) Obligors shall maintain for the benefit of Bank, if requested, a back-up copy of all data comprising their website with a third-party escrow agent acceptable to Bank and execute and deliver a data escrow agreement with such third-party escrow agent in such form and upon such terms as are acceptable to Bank.

          13.  NEGATIVE COVENANTS.  The Obligors, jointly and severally,
               ------------------
covenant and agree that, so long as this Agreement has not been terminated and until full and final payment of the Obligations, and unless Bank shall otherwise consent in writing, each Obligor shall comply with the following:

          13.1  Limitation on Sale and Leaseback. The Obligors will not enter
                ---------------------------------
into any arrangement whereby any of them will sell or transfer any real property or improvements thereon or other fixed assets owned by any of them and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof which any of them shall intend to use for substantially the same purposes as the property sold or transferred.

          13.2  Limitation on Indebtedness. The Obligors will not have at any
                --------------------------
time outstanding to any Person other than Bank, any Indebtedness for borrowed money, Capitalized Lease Obligations, or any outstanding letters of credit, except:

                (a) Existing Indebtedness for borrowed money and Capitalized Lease Obligations described on Schedule 13.2;
                               -------------

                (b) Future purchase money Indebtedness and Capitalized Lease Obligations not to exceed $100,000 in the aggregate principal amount during any fiscal year, incurred to finance Capital Expenditures permitted under Section
                                                                      -------
14.5, provided that, Bank shall have the right of first refusal to provide such
----  -------- ----
financing on reasonably competitive terms; and

                 (c) Indebtedness for borrowed money in an amount not to exceed $100,000 outstanding at any time in the aggregate which is subordinated in right of payment and in right to exercise all remedies to all Obligations, pursuant to a Subordination Agreement in form and content acceptable to Bank.

          Any of such existing permitted Indebtedness may not be refinanced or replaced without the consent of the Bank. Notwithstanding anything herein or elsewhere to the contrary neither Borrower may make any loans to the other Borrower, to any other Obligor or to any Affiliate of any Obligor.

          13.3  Loans.  The Obligors will not make or have outstanding any
                -----
loans or advances in the nature of loans to any Person including, without limitation, any officer, shareholder, director, employee or Affiliate of such Obligor, except (a) advances made to the Obligors' employees in the ordinary course of any Obligor's business and other loans to the Obligors' employees in an aggregate outstanding amount not to exceed $50,000 at any time, and (b) loans described on Schedule 13.3. Notwithstanding anything here or elsewhere to the
             -------------
contrary neither Borrower may make any loans to the other Borrower, to any other Obligor or any Affiliate of any Obligor.

          13.4  Investments.  Obligors will not have or make any investments
                -----------
in all or any portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except investments listed on Schedule 13.4 attached hereto.
   -------------

          13.5  Guaranties. The Obligors will not directly or indirectly
                -----------
guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any Indebtedness, obligations or liabilities of any Person, except in connection with the Surety Agreements.

          13.6  Disposition of Assets. The Obligors will not sell, lease,
                ----------------------
transfer, or otherwise dispose any of their Property, except for (a) sales of Inventory to customers in the ordinary course of business, (b) disposition of assets by any Obligor to another Obligor, or (c) the disposition of obsolete Equipment with a "book" value of up to $25,000 each and $50,000 in the aggregate in any one fiscal year.

          13.7  Merger; Consolidation; Business Acquisitions; Subsidiaries. The
                ----------------------------------------------------------
Obligors will not (a) merge into or consolidate with any Person, except for the merger of one Borrower into another Borrower, (b) acquire any portion of the Capital Stock of any person or a material portion of assets or business of any Person, or the operating business or division of any Person, or any Property not used or useful in the operation of the Business, (c) permit any Person to merge into any of them, except for the merger of one Borrower into another Borrower,
(d) form any Subsidiaries, without complying with Section 12.18, (e) change any
                                                  -------------
of their respective states of formation or incorporation, (f) materially change the principal nature of their business or engage in any business other than the Business, (g) permit any Subsidiary to engage in any business activity, acquire any assets or, acquire any ownership or investment interests in any Person, without the prior written consent of Bank, or (h) purchase or permit any Subsidiary to purchase the assets or stock of Penner & Welsch, Inc. without the Bank's prior written consent.

          13.8  Liens. The Obligors will not create, incur or permit to exist
                ------
any Lien of any kind on their property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom, except:

                (a)  Liens held by Bank;

                (b) Deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or Inventory;

                (c) Encumbrances consisting of zoning restrictions, easements, reservations, servitudes, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by any Obligor in the operation of their business;

                (d)  Liens listed on Schedule 13.8 attached hereto;
                                     -------------

                (e)  Purchase money Liens or Capitalized Leases, provided that:
                                                                 -------- ----

                     (i) the property subject to any of the foregoing is acquired or leased by such Obligor in the ordinary course of its business and the Lien on any such property is created contemporaneously with such acquisition;

                     (ii) the purchase money Indebtedness or principal portion of the Capitalized Lease Obligations so created shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition or lease of the property covered thereby;

                     (iii) the purchase money Indebtedness or Capitalized Lease Obligations shall only be secured by the property so acquired or leased;

                     (iv) the purchase money Indebtedness or Capitalized Lease Obligations are permitted by the provisions of Sections 13.2 and 14.5; and
                                               ----------------------

                     (v)   no Default or Event of Default then exist.

     The Obligors shall not enter into any agreement with any other Person which shall prohibit the Obligors from granting, creating or suffering to exist, or otherwise restrict in any way (whether by covenant, by identifying such event as a default under such agreement or otherwise) the ability of the Obligors to grant, create or suffer to exist, any lien, security interest or other charge or encumbrance upon or with respect to any of their assets in favor of the Bank.

          13.9   Letters of Credit. The Obligors will not apply for or obtain
                 -----------------
any letters of credit, except Merchandise Letters of Credit or standby letters of credit issued by Bank.

          13.10  Insurance.  The Obligors shall not take out separate insurance
                 ----------
concurrent in form or contributing in the event of casualty loss with that required to be maintained under Section 12.6 unless Bank is named as loss payee
                                ------------
(with a lender's loss payable endorsement). The Obligors shall promptly notify Bank whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies shall be provided promptly to Bank.

          13.11  Default Under Other Indebtedness. The Obligors will not permit
                 ---------------------------------
any of their Indebtedness to be in default. If any Indebtedness of the Obligors is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of any Obligor, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, the Obligors will promptly give Bank written notice of such declaration, acceleration or right of declaration.

          13.12  Transactions with Affiliates. Except for the transactions
                 ----------------------------
described on Schedule 11.23, the Obligors will not enter into or conduct any
             --------------
transaction with any Affiliate without the prior written consent of Bank. Obligors will only enter into or conduct transactions with Affiliates on terms which are reasonable and customary for arms-length transactions between parties who are not affiliated. Borrowers will not sell Inventory to each other for a purchase price in excess of their cost.

          13.13  Name or Chief Executive Address Change. The Obligors will not
                 --------------------------------------
change their names, FEIN numbers, or chief executive addresses except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's first priority Lien in the Obligors' Accounts, General Intangibles and similar assets and access to the Obligors' Books, including without limitation, new UCC-1 financing statements and Collateral Access Agreements.

          13.14  Change in Location of Collateral. Obligors will not change
                 --------------------------------
the location at which any of their inventory, equipment or other personal property is located except upon thirty (30) days prior written notice to Bank and, provided that Obligors comply with all of the following conditions:
     -------- ----

                 (a) The applicable Obligor executes and delivers to Bank such UCC-1 financing statements covering all Inventory and related assets of the applicable Obligor to be located at such new location(s) as may be required by Bank to perfect Bank's Lien in such inventory and related assets.

                 (b) Bank receives written confirmation that such new UCC-1 financing statements have been filed in the appropriate offices required to perfect Bank's Lien at such new location(s).

                 (c) Bank receives a search report from a reputable search company confirming that there are no other Liens encumbering any of such applicable Obligor's assets at such new location(s), except the Lien in favor of Bank.

                 (d) Bank receives a copy of the lease, sub-lease, warehouse agreement or similar agreement entered into by the applicable Obligor with the owner, lessor or operator of the new location(s).

                 (e) Bank receives evidence satisfactory to Bank that all assets of the applicable Obligor at such new location(s) are covered by the insurance coverage required under Section 12.6.
                                  ------------

                 (f) Bank receives a Collateral Access Agreement from the owner/lessor of the new location in form and content acceptable to Bank.

          13.15  Material Adverse Contracts. The Obligors will not become or
                 ---------------------------
be a party to any contract or agreement which has a materially adverse impact on any Obligor's ability to perform under this Agreement or any other Loan Document.

          13.16  Restrictions on Use of Proceeds. Borrowers will not carry or
                 -------------------------------
purchase with the proceeds of the Revolving Credit Facility or the Term Loan any "margin security" within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System.

          13.17  Subordinated Indebtedness. Borrower (a) will not make any
                 -------------------------
payments on the Subordinated Indebtedness except as permitted under the Subordination Agreements, and (b) will not breach any of the terms of any Subordination Agreements.

          13.18  Prepayments; Amendments and License Agreements. The Obligors
                 -----------------------------------------------
will not:

                 (a) Prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness for borrowed money owing to any third Person, other than the Obligations in accordance with this Agreement;

                 (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning any Indebtedness for borrowed money to make such terms or conditions more onerous or expensive for the Obligors;

                 (c) Amend, modify or waive any material term or provision of their respective Governing Documents in a manner materially adverse to the Obligors or Bank; or

                 (d) Amend, modify or waive any term or provision of any of Licenses.

          13.19  Distributions; Stock Redemptions. The Obligors will not make
                 --------------------------------
any distribution or declare or pay any dividends (in cash or other property, other than Capital Stock) on, or purchase, acquire, redeem, or retire any of such Obligor's Capital Stock, of any class, whether now or hereafter outstanding.

          13.20  Issuance of Capital Stock. No Subsidiary of DrugMax will issue
                 --------------------------
any Capital Stock unless all of such Capital Stock is pledged to Bank pursuant to a Pledge Agreement substantially identical to the Pledge Agreements and the original certificates evidencing such pledged Capital

Stock are delivered to Bank together with executed blank stock powers. Obligors will not issue any Capital Stock which would result in any Change in Control.

          13.21  Prohibited Transactions Under ERISA.  The Obligors will not
                 -----------------------------------
directly or indirectly:

                 (a) engage, or permit any Subsidiary of DrugMax to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                 (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

                 (c) fail, or permit any Subsidiary of DrugMax to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                 (d) terminate, or permit any Subsidiary of DrugMax to terminate, any Benefit Plan where such event would result in any liability of any Obligor, any Subsidiary of DrugMax or any ERISA Affiliate under Title IV of ERISA;

                 (e) fail, or permit any Subsidiary of DrugMax to fail, to make any required contribution or payment to any Multiemployer Plan;

                 (f) fail, or permit any Subsidiary of DrugMax to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

                 (g) amend, or permit any Subsidiary of DrugMax to amend, a Plan resulting in an increase in current liability for the plan year such that any Obligor, any Subsidiary of DrugMax or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                 (h) withdraw, or permit any Subsidiary of DrugMax to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA.

               13.22  Licenses.  No Obligor will enter into any license,
                      --------
royalty or similar agreements regarding any patents, trademarks, tradenames, copyrights or other General Intangibles owned by such Obligor, which grants any exclusive rights to use such General Intangibles to any Person.

               13.23  Consignments. Obligors will not (a) consign any Inventory
                      ------------
for sale, (b) sell any Inventory on sale or return, sale on approval, or other conditional terms of sale or (c) reflect any Inventory held by them on consignment for another Person as Inventory owned by an Obligor.

               13.24  Trademark and Tradename Licenses. No Obligor will enter
                      --------------------------------
into any license or similar right to use or royalty agreement with respect to any trademark or tradename owned by such Obligor without the prior written consent of Bank.

               13.25  Equipment Becoming Fixture. Obligors will not permit any
                      --------------------------
item of equipment owned by such Obligor to become a fixture to real estate or an accession to other property, except for equipment which may become a trade fixture to premises leased by such Obligor but with respect to which the landlord has waived any right of ownership or security interest.

          14.  FINANCIAL COVENANTS.  Except with the prior written consent of
               -------------------
Bank, Borrowers will comply with the following:

               14.1  Net Income. Borrowers will have Net Income, determined on a
                     ----------
consolidated basis with respect to the two (2) Borrowers only and not including any Guarantor or other Subsidiary, of not less than the following amounts for the following periods (if a loss is indicated, the loss will not be greater than the specified amount):


            Amount                         Period
            ------                         ------

         ($670,000)           Fiscal quarter ending June 30, 2000

         ($300,000)           Fiscal quarter ending September 30, 2000

           $25,000            Fiscal quarter ending December 31, 2000

          $445,000            Fiscal quarter ending March 31, 2001

         ($500,000)           Fiscal year ending March 31, 2001

           $70,000            Fiscal quarter ending June 30, 2001

           $90,000            Fiscal quarter ending September 30, 2001

           $70,000            Fiscal quarter ending December 31, 2001

          $545,000            Fiscal quarter ending March 31, 2002

         $  775,000      Fiscal year ending March 31, 2002

         $   75,000      Fiscal quarter ending June 30, 2002

         $   85,000      Fiscal quarter ending September 30, 2002

         $  105,000      Fiscal quarter ending December30, 2002

         $  570,000      Fiscal quarter ending March 31, 2003

         $  835,000      Fiscal year ending March 31, 2003

         $  180,000      Fiscal quarter ending June 30, 2003 and for
                         each fiscal quarter thereafter

         $1,000,000      Fiscal quarter ending March 31, 2004
                         each fiscal quarter thereafter

                    14.2  Stand-Alone Net Income.  Each Borrower, on a
                          ----------------------
stand-alone basis and not consolidated with any Guarantor or other Subsidiary, will have Net Income of not less than the following amounts for the following periods (if a loss is indicated, the loss will not be greater than the specified amount):

                  Amount                               Period
                  ------                               ------

          DrugMax        Valley
          -------        ------
         ($850,000)      $155,000     Fiscal quarter ending June 30, 2000

         ($650,000)      $150,000     Fiscal quarter ending September 30, 2000

         ($300,000)      $100,000     Fiscal quarter ending December 31, 2000

         $ 150,000       $100,000     Fiscal quarter ending March 31, 2000

         ($200,000)      $100,000     Fiscal quarter ending June 30, 2001

         ($200,000)      $100,000     Fiscal quarter ending September 30, 2001

         ($200,000)      $100,000     Fiscal quarter ending December 31, 2001

          $300,000       $100,000     Fiscal quarter ending March 31, 2002

         ($100,000)      $ 75,000     Fiscal quarter ending June 30, 2002

         ($100,000)      $ 75,000     Fiscal quarter ending September 30, 2002

         ($100,000)      $ 75,000     Fiscal quarter ending December 31, 2002

         $350,000        $100,000     Fiscal quarter ending March 31, 2003

         $      0        $ 75,000     Each of the first three (3) fiscal
                                      quarters in each fiscal year thereafter

         $400,000        $ 75,000     Each of the fourth fiscal quarters in
                                      each fiscal quarter thereafter

               14.3 Net Worth.  Borrowers will maintain Net Worth, determined
                    ---------
on a consolidated basis with respect to the two (2) Borrowers only and not including any Guarantor or other Subsidiary, of not less than the following amounts for the following periods:

           Amount                       Period
           ------                       ------

         $33,554,000     As of June 30, 2000

         $33,254,000     As of September 30, 2000 and all times thereafter
                         through December 30, 2000

         $33,279,000     As of December 31, 2000 and all times thereafter
                         through March 30, 2001


         $33,724,000     As of March 31, 2000 and all times thereafter
                         through June 29, 2001


         $33,794,000     As of June 30, 2001 and all times thereafter
                         through September 29, 2001


         $33,884,000     As of September 30, 2001 and all times thereafter
                         through December 29, 2001


         $33,954,000     As of December 30, 2001 and all times thereafter
                         March 30, 2002


         $34,499,000     As of March 31, 2002 and all times thereafter
                         through March 30, 2002


         $34,574,000     As of June 30, 2002 and all times thereafter
                         through September 29, 2002

         $34,659,000     As of September 30, 2002 and all times thereafter
                         through December 29, 2002

            Amount                           Period
            ------                           ------

         $34,764,000     As of December 31, 2002 and all times thereafter
                         through March 30, 2003

         $35,334,000     As of March 31, 2003 and all times thereafter
                         through March 30, 2004

         $36,334,000     As of March 31, 2004 and all times thereafter
                         through March 30, 2004


          As of the end of each fiscal year commencing with the fiscal year ending March 31, 2005 and continuing throughout the next fiscal year until but not including the next fiscal year end, the minimum Net Worth requirement will be increased by $1,000,000 per year.

             14.4   Current Ratio.  Borrowers will maintain a Current Ratio,
                    -------------
determined on a consolidated basis with respect to the two (2) Borrowers only and not including any Guarantor or other Subsidiary, of not less than 1.25 to
1.0 as of the Closing Date and at all times thereafter.

             14.5   Capital Expenditures.  Borrowers will not cause, suffer or
                    --------------------
permit their aggregate Capital Expenditures, determined on a consolidated basis, to exceed the following amount for the following periods:

                  Amount                          Period
                  ------                          ------

                  $300,000         Fiscal year ending March 31, 2001

                  $300,000 Fiscal year ending March 31, 2002 and for each fiscal year end thereafter

          Such permitted Capital Expenditures are on a non-cumulative basis as to any unused portions in any fiscal year.

             14.6   Cash on Deposit.  As a condition of closing and at all
                    ---------------
times thereafter, Borrowers shall maintain Bank as their sole bank of account (except for certain payroll accounts as permitted by Bank) and shall deposit with Bank in separate segregated accounts all cash-on-hand of Borrowers. In addition, Borrowers will at all times maintain on deposit with Bank in a separate segregated account a minimum of $2,000,000 in cash. The minimum cash deposit amount shall be reduced in accordance with the following schedule:

                                                   Amount        Minimum
                                                     of           Cash
              Trigger Event                       Reduction      Deposit
              -------------                       ---------      -------

Receipt by Bank of the consolidated               $500,000.00    $1,500,000.00
and consolidating annual audited
financial statements of Borrowers and
the compliance certificate for the
fiscal year ended March 31, 2001

Receipt by Bank of the consolidated               $500,000.00    $1,000,000.00
and consolidating internally prepared
quarterly financial statements of
Borrowers and the compliance certificate for the quarter ended September 30, 2001

Receipt by Bank of the consolidated               $500,000.00    $  500,000.00
and consolidating internally
prepared quarterly financial statements
of Borrowers and the compliance
certificate for the quarter ended
December 31, 2001

Receipt by Bank of the consolidated               $500,000.00    $           0
and consolidating annual audited financial statements of Borrowers and the compliance certificate for the fiscal year ended
March 31, 2002

Notwithstanding the foregoing, there shall be no reductions in the minimum cash deposit amount unless (i) no Default or Event of Default has occurred and Borrowers are then in compliance with all of the terms of the Loan Documents, and (ii) Borrowers have averaged at least $1,000,000 of Excess Availability under the Revolving Credit Facility for the thirty (30) days preceding the date scheduled for any reduction and as of the date of such reduction.

          14.7 Changes to Financial Covenants. Bank may condition extension of
               ------------------------------
the Revolving Credit Facility after the Contract Period upon revision of the foregoing financial covenants, as Bank in its sole discretion may require.

          14.7 Most Favored Lender. Borrowers agree promptly to notify Bank of
               -------------------
any agreement for Indebtedness for borrowed money to which any Borrower is a party or under which it is obligated and to provide Bank with a copy of such agreement. If such agreement contains or at any time is amended to contain financial covenants more restrictive than those contained in this Section 14, upon Bank's request,
                                         ----------
Borrowers agree to amend this Agreement accordingly so that the covenants contained herein are substantially the same as those contained in such other agreements for Indebtedness for borrowed money.

     15.  ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. The Obligors
          ----------------------------------------------------
will maintain books of record and account in which full, correct and current entries in accordance with GAAP will be made of all of their dealings, business and affairs, and the Obligors will deliver to Bank the following:

          15.1 Annual Statements.  As soon as available and in any event within
               -----------------
one hundred thirty-five (135) days after the end of each fiscal year of
Borrowers:

               (a) the audited, consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such fiscal year,

               (b) the audited, consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as at the end of such fiscal year, and

               (c) the audited, consolidated and consolidating statement of cash flow of Borrowers and their Subsidiaries for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail. The foregoing statements and balance sheets shall be prepared in accordance with GAAP and the consolidated statements shall be audited by independent certified public accountants of recognized standing acceptable to Bank in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion which shall not include any "going-concern" opinion. Borrowers shall deliver to Bank drafts of the above-described annual statement within ninety (90) days after the end of each fiscal year of Borrowers.

          15.2 Projections and Cash Flow. As soon as available and in any event
               -------------------------
within sixty (60) days prior to the end of each fiscal year of Borrowers, projections of profit and loss statements, cash flows and balance sheets and Availability of Borrowers and their Subsidiaries prepared on a month-by-month basis for the next succeeding twelve (12) months, prepared by the chief financial officer of Borrowers. Borrowers have furnished to Bank initial projections dated as of the date hereof containing the information required by this Section. Borrowers represent and covenant that (a) the initial projections required by this Section have been prepared by the chief financial officer of Borrowers and represent the best available good faith estimate of Borrowers regarding the course of Borrowers' businesses for the periods covered thereby;
(b) all future projections required by this Section shall be prepared by or under the direction of the chief financial officer of Borrowers and shall represent the best available good faith estimate of Borrowers regarding the course of Borrowers' business for the periods covered thereby; (c) the assumptions set forth in the initial projections are and the assumptions set forth in the future projections delivered hereafter shall be reasonable and realistic based on then current economic conditions; (d) Borrowers know of no reason why Borrowers should not be able to achieve the performance levels set forth in the initial projections and Borrowers shall have no knowledge at the time of delivery of future projections of any reason why Borrowers shall not be able to meet the performance levels set forth in said projections; and (e) Borrowers have sufficient capital as may be required for their ongoing business and to pay their existing and anticipated debts as they mature.

          15.3 Monthly Statements.  As soon as available and in any event
               ------------------
within thirty (30) days after the close of each calendar month;


               (a) the consolidated and consolidating income and retained earnings statements of Borrowers and their Subsidiaries for such month,

               (b) the consolidated and consolidating balance sheet of Borrowers and their Subsidiaries as of the end of such month, and

               (c) the consolidated and consolidating statement of cash flow of Borrowers and their Subsidiaries for such month,

setting forth in comparative form the corresponding figures as of the end of the corresponding month of the previous fiscal year (if applicable) and the projected figures based upon the projections required under Section 15.2, all in
                                                            ------------
reasonable detail, subject to year end adjustments and certified by the chief financial officer of Borrowers to be, to the best of his knowledge, accurate in all material respects and to have been prepared in accordance with GAAP.

          15.4 Collateral Reporting.  Each Borrower on a stand-alone basis
               --------------------
shall provide the Bank with the following documents at the following times in form satisfactory to the Bank:

               (a) with each request for an Advance under the Revolving Credit Facility, but no less frequently than on a weekly basis, or more frequently if requested by the Bank, a report of:

                    (i) the Borrower's sales, credits and collections since the last such report, and

                    (ii) Borrowing Base Certificate.

               (b) by the 15/th/ day of each month (with respect to the previous month), or more frequently if requested by Bank:

                    (i)   an aging of the Borrower's accounts;

                    (ii)  an aging of the Borrower's accounts payable.

                    (iii) a reconciliation to the previous month's aging of the Borrower's accounts and to the Borrower's general ledger; and

                    (iv) a calculation of ineligible Accounts with supporting detail sufficient for Bank to verify all calculations.

               (c) with each request for an Advance under the Revolving Credit Facility, but no less frequently than on a weekly basis, or more frequently if requested by the Bank, a report of:

                    (i) Inventory by category and location, with additional detail showing additions to and deletions from Inventory; and

                    (ii) Inventory subject to Eligible Inventory Buy-Back Agreements.

               (d) by the 15/th/ day of each month (with respect to the previous month), or more frequently if requested by Bank:

                    (i)  an Inventory reconciliation to:

                         (A) the previous month's report of the Borrower's
                              Inventory;

                         (B)  the Borrower's general ledger;

                         (C)  the perpetual inventory system;

                    (ii)  a calculation of ineligible Inventory; and

                    (iii) a reconciliation of the perpetual inventory system values to the general ledger values.

               (e) upon request, copies of invoices in connection with the Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrower's Accounts and for inventory acquired by the Borrowers, purchase orders and invoices.

                (f) upon request, a statement of the balance of each of the intercompany Accounts.

                (g) other reports as to the Collateral of the Borrower as the Bank shall reasonably request from time to time.

                (h) with the delivery of each of the foregoing, a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Bank.

          15.5  Tax Returns. Copies of each Obligor's federal income tax
                -----------
returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.

          15.6  SEC Reporting. Borrowers' Form 10-Q Quarterly Reports, Form 10-K
                -------------
Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrowers with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrowers to their shareholders.

          15.7  Audit Reports.  Promptly upon receipt thereof, one copy of each
                -------------
other report submitted to any Obligor, by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the Books of any Obligor.

          15.8  Reports to Governmental Agencies and Other Creditors. With
                ----------------------------------------------------
reasonable promptness, copies of all such financial reports, statements and returns which Borrowers or any guarantor shall file with any federal or state department, commission, board, bureau, agency or instrumentality and any report or statement delivered by Borrowers or any Guarantor to any supplier or other creditor in connection with any payment restructuring.

          15.9  Requested Information. With reasonable promptness, all such
                ---------------------
other data and information in respect of the condition, operation and affairs of any Obligor as Bank may reasonably request from time to time.

          15.10 Compliance Certificates. Within the periods provided in
                -----------------------
Sections 15.1 and 15.3 above, a certificate of the chief financial officer of
----------------------
Borrowers (a) stating that Borrowers have observed, performed and complied with each and every undertaking contained herein, (b) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrowers were operating in compliance with the financial covenants in Section 14 of this Agreement, (c) certifying that as of the date of
             ----------
such certification, there does not exist any Default or Event of Default, and
(d) certifying as to the state of incorporation or formation of each Obligor. Such certificate will be in the form of Exhibit A attached hereto.
                                        ---------

               15.11  Accountant's Certificate.  Simultaneously with the
                      ------------------------
delivery of certified financial statements required by Section 15.1, copies of a
                                                       ------------
certificate of the accountants who audited such statements stating that (a) they have checked the computations delivered by the Obligors in compliance with
Section 15.1, and (b) in making the examination necessary for their audit or
------------
review of such financial statements for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that
(i) any Obligor was not in compliance with the terms, covenants, provisions or conditions of any of the Loan Documents, or (ii) there shall have occurred any condition or event which would constitute an Event of Default, or, if so, specifying in such certificate all such instances of non-compliance and the nature and status thereof. Such certificate shall be unqualified and shall not include any "going-concern" opinion of the accountants.

           16. CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OR LETTER OF CREDIT.
               ---------------------------------------------------------------
The obligation of (a) Bank to make the initial Advance or (b) Bank to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Bank, of each of the following conditions on or before the Closing Date. All of such agreements, documents and other items must be in form, content and all other respects satisfactory to Bank.

               16.1    Searches.  Bank shall have received copies of record
                       --------
searches (including UCC searches, patent searches, trademark searches, copyright searches and judgments, suits, bankruptcy, litigation, tax and other lien searches) against each Obligor.

               16.2    UCC-1 Filings.  Bank shall have received confirmation
                       -------------
from a service organization retained by Bank to file financing statements and fixture filings that such filings have been made in all relevant jurisdictions.

               16.3.   Executed Loan Documents.  Bank shall have received
                       -----------------------
each of the following documents, duly executed, and each such document shall be in full force and effect:

                       (a)  the Notes;

                       (b)  the Disbursement Letter;

                         (c)  the Pay-Off Letter, together with UCC termination
statements, canceled notes and other documentation evidencing the termination by any lenders or other secured parties of Liens in and to the properties and assets of any Obligor;

                         (d) each Pledge Agreement accompanied by original stock
certificates and stock powers;

                         (e)  each of the Surety Agreements;

                         (f)  each of the Subordination Agreements;

                         (g)  the Environmental Agreement; and

                         (h)  any and all other Loan Documents.

               16.4      Authorizing Resolutions.  Bank shall have received a
                         -----------------------
certificate from the Secretary of each Obligor attesting to the resolutions of each Obligor's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which each Obligor, respectively, is a party and authorizing specific officers of such Obligor to execute the same.

               16.5      Governing Documents.  Bank shall have received copies
                         -------------------
of each Obligor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Obligor.

               16.6      Material Agreements.  Bank shall have received copies
                         -------------------
of all material agreements, leases and other documents related to the Obligors.

               16.7      Good Standing Certificates.  Bank shall have received
                         --------------------------
certificates of status with respect to each Obligor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of each jurisdiction in which such Obligor is required to be qualified or licensed which certificates shall indicate that such Obligor is in good standing in such jurisdictions.

               16.8      Insurance. Bank shall have received loss payee
                         ---------
endorsements as well as the relevant policies and evidence of insurance, together with the endorsements thereto, as are required by Section 12.6.
                                                           ------------

               16.9      Collateral Access Agreements.  Bank shall have
                         ----------------------------
received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Bank may require with respect to all Eligible Inventory Locations.

                  16.10    Opinions of Counsel. Bank shall have received
                           -------------------
opinions of the Obligors' general and local counsels.

                  16.11    Tax Returns. Bank shall have received satisfactory
                           -----------
evidence that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency.

                  16.12    March 31, 2000 Financial Statements. Borrowers shall
                           -----------------------------------
have delivered to Bank the audited year end financial statements of Borrowers and their Subsidiaries (including VetMall and Desktop) prepared in accordance with GAAP and in a form satisfactory to the Bank for the fiscal year ending March 31, 2000, which financial statements shall be on a consolidated and consolidating basis and which shall (a) show a consolidated net loss for Borrowers and their Subsidiaries of not more than $2,000,000, (b) show a consolidated net loss for the Borrowers only (not including any of the Subsidiaries) of not more than $2,000,000, (c) show a Net Worth for Borrowers and their Subsidiaries on a consolidated basis of not less than $31,900,000, and
(d) be substantially in accordance with the unaudited draft statements previously submitted to Bank by Borrowers.

                  16.13    July 31, 2000 and August 31, 2000 Financial
                           -------------------------------------------
Statements. Borrowers shall have delivered to Bank internally prepared financial
----------
statements of Borrowers prepared in accordance with GAAP and in a form satisfactory to the Bank for the calendar months ended July 31, 2000 and August 31, 2000, which financial statements shall be on a consolidated and consolidating basis and shall show a consolidated EBITDA for the two (2) Borrowers only and not including any other Persons, of not less than $220,000 in the aggregate for both months and that the Borrowers have substantially achieved the results anticipated by their business plan for such months as previously furnished to Bank.

                  16.14    Licenses, Approvals, Etc. Bank shall have received
                           -------------------------
copies of all licenses, approvals, consents, authorizations and filings of Obligors required or necessary for the operation of their business.

                  16.15    Excess Availability. At the time of funding and after
                           -------------------
considering closing costs and all other then current expenditures (including after payment of past due trade creditors), Borrowers shall have Excess Availability under the Revolving Credit Facility, plus available cash on hand on deposit with Bank (excluding any previously pledged cash) of a minimum aggregate amount of $5,500,000.

                  16.16    No Material Adverse Change. Bank shall have received
                           --------------------------
evidence that no Material Adverse Change nor any material change in the value of the Collateral shall have occurred from the date of financial information and projections originally provided to Bank;

               16.17     Fees. All fees and expenses payable under the Loan
                         ----
Documents on the Closing Date and as of the funding of the Loans or issuing such Letter of Credit shall have been paid.

               16.18     SEC Reporting. Bank shall have received copies of any
                         -------------
and all 10-K, 10-Q or other reports filed or required to be filed with the Securities Exchange Commission or other regulatory agency by DrugMax.

               16.19     Reference Checks. Bank shall have received satisfactory
                         ----------------
reference checks on management, equity investors, and each of the Obligors.

               16.20     Subordination. Bank shall have received evidence that
                         -------------
all shareholder and Affiliate debt owed by Borrowers is subordinated to all Obligations on terms and conditions acceptable to the Bank.

               16.21     Equipment Leases. Bank shall have received copies of
                         ----------------
all equipment leases of Borrowers.

               16.22     Releases. UCC-3 terminations and such other releases
                         --------
of all prior Liens, as have been requested by Bank, shall be delivered to Bank on the Closing Date in appropriate form with all signatures and other information needed for recordation.

               16.23     Merger. Bank shall have received satisfactory evidence
                         ------
that (a) Becan Distributors, Inc. has been merged into DrugMax, (b) Desktop Corporation has been merged into Desktop, and (c) such mergers have not resulted in any Material Adverse Change to such entities.

               16.24     Other Documents. All other documents and legal matters
                         ---------------
in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded.

       By completing the closing hereunder, or by making advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by the Obligors hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by any Obligor are specifically reserved by Bank.

       17.     CONDITIONS PRECEDENT TO ALL ADVANCES AND LETTERS OF CREDIT. In
               ----------------------------------------------------------
addition to, but not in limitation of, any other conditions set forth in this Agreement, the obligation of (a) Bank to make any Advance, or (b) Bank to issue any Letter of Credit is subject to the fulfillment, to the satisfaction of Bank, of each of the following conditions:

               17.1      Representations and Warranties. The representations and
                         ------------------------------
warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

               17.2      No Default or Event of Default. No Default or Event of
                         ------------------------------
Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;


               17.3      No Injunction or Order. No injunction, writ,
                         ----------------------
restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against any Obligor, Bank, or any of their Affiliates; and

               17.4      No Bankruptcy. No proceeding under any bankruptcy,
                         -------------
reorganization, arrangement of debt, insolvency, readjustment of debt, or receivership law shall have been filed by or against any Obligor.

         18.   DEFAULT AND REMEDIES.
               --------------------

               18.1      Events of Default. The occurrence of any one or more of
                         -----------------
the following events shall constitute an Event or Events of Default hereunder:

                         (a)   The failure of Borrowers to pay when due and
payable or when declared due and payable, any portion of the Obligations, whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees, costs, indemnities, or other amounts constituting Obligations;

                         (b)   The failure of any Obligor to perform, keep, or
observe any term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Obligor and Bank;

                        (c)    The failure of any Obligor to pay any
Indebtedness for borrowed money due to any third Person or Capitalized Lease Obligations or the existence of any other event of default under any loan, security agreement, mortgage, Capitalized Lease or other agreement pertaining thereto binding any Obligor, after the expiration of any notice and/or grace periods permitted in such documents;

                        (d) The failure of any Obligor to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

                         (e)   The adjudication of any Obligor as a bankrupt or
insolvent, or the entry of an Order for Relief against any Obligor or the entry of an order appointing a receiver or trustee for any

Obligor of any of their property or approving a petition seeking reorganization or other similar relief under the Bankruptcy Code or other similar laws of the U.S. or any state or any other competent jurisdiction;

                        (f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, debt moratorium or receivership law is filed by or against any Obligor, or any Obligor makes an assignment for the benefit of creditors, or any Obligor takes any action to authorize any of the foregoing;

                        (g) The suspension of the operation of any Obligor's Business;

                        (h) Any Obligor becomes unable to meet its debts as they mature or fall due, or the admission in writing by any Obligor to such effect, or any Obligor calling any meeting of all or any material portion of their creditors for the purpose of debt restructure or moratorium;

                        (i) All, or any part of the Collateral or the assets of any Obligor are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any, receiver, trustee, custodian or assignee for the benefit of creditors or become subject to any Lien which is not otherwise permitted under Section 13.8;
                                       ------------

                        (j) The entry of a final judgment for the payment of money against any Obligor in excess of $50,000 which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

                        (k) Any representation or warranty of in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Obligor pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

                        (l) Any Obligor voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

                        (m) Any Obligor is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts any Obligor from conducting all or any material part of their business;

                        (n) A material breach by any Obligor occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between any Obligor and any other Person;

                        (o)   A Material Adverse Change occurs;

                        (p)   A Change in Control occurs;

                        (q) Any material uninsured damage to, or loss, theft, or destruction of, any of the Collateral occurs;

                        (r) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of any Obligor for more than thirty
(30) consecutive days;

                        (s) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by any Obligor, which loss, suspension, revocation or failure to renew is likely to result in a Material Adverse Change;

                        (t) Any projection delivered to Bank pursuant hereto indicates that Borrower will not be able to comply with the financial covenants set forth in Section 14;
             ----------

                        (u) Any breach by any Obligor under any of the Subordination Agreements;

                        (v) The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by any Obligor, or any Obligor denies that they have any or any further liability or obligation hereunder or thereunder;

                        (w) The indictment or threatened indictment of any Obligor under any criminal statute, or the commencement or threatened commencement of criminal or civil proceedings against any Obligor pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any property of any Obligor, or any Obligor engages or participates in any "check kiting" activity regardless of whether a criminal investigation has been commenced; or

                        (x) Any breach by any Obligor under any of the Website Agreements.

                18.2    Remedies. Upon the occurrence of an Event of Default, or
                        --------
at any time thereafter, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by the Obligors:

                        (a) Declare the entire unpaid principal of the Revolving Credit Facility, the Term Loan, all other Obligations (including without limitations all contingent reimbursement obligations under any Letters of Credit, or any part thereof), all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers to Bank hereunder or under any other Loan Document otherwise arising immediately due and payable;

                      (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between any Obligor and Bank;

                      (c)   Cease issuing Letters of Credit;

                      (d) Convert any Loans earning interest at LIBOR Rate plus Applicable Margin to Loans earning interest at the Base Rate plus Applicable Margin and require Borrower to indemnify Bank against any loss, cost or expense which Bank has sustained or incurred as a consequence of such conversion in accordance with Section;

                      (e) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Bank, but without affecting the Bank's rights and security interests in the Collateral and without affecting the Obligations;

                      (f) Reduce the amount of the Revolving Credit Facility or the advance rates for the calculation of Availability under the formula set forth in Section 8.12, or require additional Reserves;
         ------------

                      (g) Increase the applicable interest rates up to the Default Rate;

                      (h) Hold, as cash collateral, any and all balances and deposits of the Obligors held by Bank, and any amounts received in the Cash Collateral Account, to secure the full and final repayment of all of the Obligations;

                      (i) Enter the premises occupied by the Obligors and take possession of the Collateral and any records relating thereto; and/or

                      (j) Exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

       If an Event of Default occurs under Sections 18.1(e) or 18.1(f), all of
                                           ---------------------------
the Obligations shall become immediately due and payable.

                18.3  Application of Proceeds. All proceeds from each sale of,
                      -----------------------
or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

                       (a)     First: to the payment of all costs and expenses
                               -----
incurred in connection with such sale or other realization, including attorneys' fees; and

                       (b)     Second: to the payment of the Obligations (with
                               ------
the Obligors remaining liable for any deficiency) as Bank may elect; and

                       (c)     Third: the balance (if any) of such proceeds
                               -----
shall be paid, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

               18.4    Sale or Other Disposition of Collateral. The sale, lease
                       ---------------------------------------
or other disposition of the Collateral, or any part thereof, by Bank after an Event of Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set-off the amount of such purchase price against the Obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Bank may cause the Collateral to remain on any Obligor's premises or otherwise or to be removed and stored at premises owned by other persons, at Borrowers' expense, pending sale or other disposition of the Collateral. Any Obligor at Bank's request, shall assemble the Collateral consisting of Inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank. Bank shall have the right to conduct such sales on any Obligor's premises, at the Obligors' expense, or elsewhere, on such occasion or occasions as Bank may see fit. With respect to any Obligors' owned or leased premises, the Obligors hereby grant Bank a license, effective upon the occurrence of an Event of Default, and to the extent not prohibited by the terms of any applicable lease, to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise.

               Any notice required to be given by Bank of a sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is given pursuant to Section 20 below, at least five (5)
                                      ----------
Business Days prior to such proposed action, shall constitute fair and reasonable notice to the Obligors of any such action.

               The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Bank, in its discretion, elects, toward satisfaction of the Obligations. Bank shall account to the Obligors for any surplus realized upon such sale or other disposition, and the Obligors shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's Lien in the Collateral. The Obligors agree that Bank has no obligation to preserve rights to the Collateral against any other parties or to clean-up or otherwise prepare any of the Collateral for sale.

       If Bank sells any of the Collateral upon credit, the Obligors will be credited only with payments actually made by or on behalf of the purchaser, received by Bask and applied to the indebtedness owed by such purchaser to Bank. If the purchaser fails to pay for any of the Collateral, Bank may resell the Collateral.

       Bank will not be considered to have offered to retain the Collateral in satisfaction of the Obligations, unless Bank has entered into a written agreement with the Obligors to that effect.

       Bank is hereby granted a license or other right to use, after an Event of Default, without charge, any Obligor's labels, General Intangibles, intellectual property, Equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Inventory or other Collateral and any Obligor's rights under all contracts, licenses, approvals, permits, leases and franchise agreements, to the extent assignable, shall inure to Bank's benefit.

       Bank shall be under no obligation to marshall any assets in favor of any Obligor or any other party or against or in payment of any or all of the Obligations.

         18.5   Actions With Respect to Accounts. The Obligors hereby
                --------------------------------
irrevocably make, constitute, and appoint Bank (and any of Bank's designated officers, employees or agents) as their true and lawful attorney-in-fact, with full power of substitution, with power to sign their name and to take any of the following actions, in their name or the name of Bank, as Bank may determine, without notice to any Obligor and at the Obligors' expense:

                (a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;


                (b) Notify all Account Debtors that the Obligors' Accounts have been assigned to Bank (for the pro rata benefit of Bank's) and that Bank has a Lien therein;

                (c) Direct all Account Debtors to make payment of all the Obligors' Accounts directly to Bank and forward invoices directly to such Account Debtors;

                (d) Take control in any manner of any cash or non-cash items of payment or proceeds of such Accounts;

                (e) After the occurrence of an Event of Default, notify the U.S. Postal Service to change the address for delivery of mail addressed to any Obligor to such address as Bank may designate:

                (f) After the occurrence of an Event of Default, have access to any lockbox or postal boxes into which any Obligor's mail is deposited and receive, open and dispose of all mail addressed to any Obligor (any sums received pursuant to the exercise of the rights provided in the Loan Documents may, at Bank's option, be deposited in the Cash Collateral Account);

                (g) After the occurrence of an Event of Default, take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any Accounts;

                (h) After the occurrence of an Event of Default, enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose Bank may:

                      (i) Demand payment of any Accounts or direct any Account Debtors to make payment of Accounts directly to Bank;

                      (ii) Receive and collect all monies due or to become due to any Obligor;

                      (iii) Exercise all of any Obligor's rights and remedies with respect to the collection of Accounts,

                      (iv) Settle, adjust, compromise, extend, renew, discharge or release the Accounts;

                      (v) Sell or assign the Accounts on such terms, for such amount and at such times as Bank deems advisable;

                      (vi) Prepare, file and sign any Obligor's name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any Account Debtor;

                      (vii) Prepare, file and sign any Obligor's name or names on any Notice of Lien, Claim of Mechanic's Lien, Assignment or Satisfaction of Lien or Mechanic's Lien or similar document in connection with the Collateral;

                      (viii) Endorse the name of any Obligor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the Accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;

                      (ix) Sign the name of any Obligor to verifications of Accounts and notices thereof sent by Account Debtors to such Obligor; or

                      (x) Take all other actions necessary or desirable to protect any Obligor's or Bank's interest in the Accounts.

The Obligors ratify and approve all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except such attorneys' gross negligence or willful misconduct. The Obligors agree to assist Bank in the collection and enforcement of their Accounts and not to hinder, delay or impede Bank in its collection or enforcement of said Accounts.

         18.6      Actions With Respect to Web Sites. Each Obligor hereby
                   ---------------------------------
irrevocably makes, constitutes and appoints Bank (and any of Bank's designated officers, employees or agents) as their true and lawful attorney-in-fact, with full power of substitution, with power to sign its name and to take any of the following actions, in its name or the name of Bank, as Bank may determine, without notice to any Obligor and at the Obligors' expense, after the occurrence of any Event of Default:

                   (a) Take control of and exercise any rights of any Obligor under any or all of the Website Agreements;

                   (b) Take any action to maintain and recover any website related information and to insure that any website is properly maintained;

                   (c) Amend, modify, alter, delete or otherwise take any action with respect to the content contained on any website;

                   (d) Enter into any agreements which Bank deems advisable to continue the operation and maintenance of any website, with all of the costs, expenses and fees related to such new agreements to be paid by the Obligors and to constitute Obligations under this Agreement; and

                   (e) Take all other actions necessary or desirable in Bank's discretion to protect any Obligor's or Bank's interest in any assets comprising or related to any website.

      The Obligors ratify and approve all acts of said attorneys' and agree that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except such attorneys' gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable. The Obligors agree to assist Bank in the exercise of all rights and remedies to enable the Bank to operate and maintain any such website.

         18.7      Set-Off. Without limiting the rights of Bank under Applicable
                   -------
Law, the Obligors grant to Bank and agree that Bank may, unless prohibited by applicable law, without notice to any Obligor

(such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of any Obligations (within the meaning of Section 9-505 of the UCC) exercise a right of set-off, a lien against and a security interest in all property of the Obligors now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other account with Bank as security for the Obligations. At any time and from time to time following the occurrence of an Event of Default or Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of any Obligor against any or all of the Obligations.

         18.8  Turnover of Property Held by Bank. The Obligors irrevocably
               ---------------------------------
authorize any Affiliate of Bank, unless prohibited by Applicable Law, upon and following the occurrence of an Event of Default or a Default, at the request of Bank and without further notice, to turn over to Bank any property of any Obligor held by such Affiliate, including without limitation, funds and securities for any Obligor's account and to debit, for the benefit of Bank, any deposit account maintained by any Obligor with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with Applicable Law to the early withdrawal of time deposits), in the amount requested by Bank up to the amount of the Obligations, and to pay or transfer such amount or property to Bank for application to the Obligations.

         18.9  Delay or Omission Not Waiver. Neither the failure nor any delay
               ----------------------------
on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and any Obligor shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of the Obligors.

         18.10 Remedies Cumulative. The rights, remedies, powers and privileges
               -------------------
provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity.

         18.11 Consents, Approvals and Discretion. Whenever the Bank's consent
               ----------------------------------
or approval is required or permitted or any documents are required to be acceptable to Bank, consent, approval or acceptability shall be at the sole and absolute discretion of Bank. Except as otherwise specifically provided herein, whenever any determination or act is at Bank's discretion, such determination or act shall be at Bank's sole and absolute discretion.

     18.12     Certain Fees, Costs, Expense Expenditures. The Obligors agree to
               -----------------------------------------
pay on demand all cost and expenses of Bank (the "Bank Expenses"), including without limitation:

               (a) all costs, expenses and fees (including attorneys' fees and other legal costs, expenses and charges) incurred or paid by Bank in connection with (i) advising, structuring, drafting, preparing, reviewing, negotiating, administering the Loan Documents or any waivers, consents, amendments, extensions, modifications or restatements related thereto; (ii) interpreting, enforcing, protecting, preserving, defending or terminating any of the Loan Documents or any of Bank's rights and remedies related thereto, irrespective of whether suit is brought (including without limitation, all costs and expenses and attorneys' fees related to any "workout," "restructuring," insolvency or similar proceeding involving any Obligor); (iii) legal advice relating to the rights and responsibilities of Bank; (iv) the preparation for negotiations regarding, consultations concerning or the defense or prosecution of any legal proceedings involving, any claim (including third-party claims) made or threatened against Bank related to or involving the Loan Documents, the transactions contemplated under the Loan Documents, Bank's relationship with the Obligors, or any actions taken pursuant to the Loan Documents by Bank;

               (b) all costs, expenses and fees incurred or paid by Bank for photocopying; notarization; couriers; messengers; telecommunications; public record searches (including without limitation, real estate, tax lien, litigation, UCC, bankruptcy, patent, trademark or copyright searches); filing; recording; publication; appraisals (including without limitation personal property, real estate, trademark, tradename, and inventory appraisals or reappraisals); real estate surveys or updates; real estate title insurance reports or bring-downs, commitments, policies and endorsements; environmental audits, surveys or updates; and accounting or other professional advisors;

               (c) all costs, expenses and fees incurred or paid by Bank in connection with the disbursement of funds under the Loan Documents (by wire transfer or otherwise); the dishonoring of checks, drafts or other items of payment; correction or cure of any Default or Event of Default or enforcement of the Loan Documents; gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell any of the Collateral (regardless of whether the sale is consummated); or exercising any rights or remedies under the Loan Documents; and

               (d) all costs, expenses and other payments incurred or made by Bank to any warehouseman, landlord, lessor or owner of any property at which any of the Collateral is located to enable Bank to obtain access, store, warehouse, ship, sell or otherwise preserve, protect and dispose of such Collateral (including without limitation all lease payments, access charges, utility charges and safety and security charges).

  In the event any Obligor shall fail to pay taxes, insurance, assessments, fees, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from Liens (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable attorney's fees and expenses, filing fees and other charges) shall be payable by the Obligors on demand and shall constitute part of the Obligations.

     With respect to any amount required to be paid by Obligors under this Section, in the event Obligors fail to pay such amount within five (5) days after demand, at Bank's option, all of said amounts required to be paid by Obligors, may be charged by Bank as a Base Rate Loan under the Revolving Credit Facility and Borrowers shall also pay to Bank interest thereon at the Default Rate.

     19. INDEMNIFICATION. The Obligors agree to indemnify and hold harmless,
         ---------------
Bank, its parents and Affiliates and their officers, directors, shareholders, employees and agents (collectively, the "Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Indemnified Party is a party to any litigation), including without limitation attorney's fees and costs and costs of investigation, document production, attendance at depositions or other discovery, incurred by any Indemnified Party with respect to, arising out of or as a consequence of (a) this Agreement or any of the other Loan Documents, including without limitation, any failure of any Obligor to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement or the other Loan Documents, or any other Event of Default; (b) the use by Borrower of any proceeds advanced hereunder; (c) the transactions contemplated hereunder; or (d) any claim, demand, action or cause of action being asserted against any Indemnified Party by any other Person in connection with the transactions contemplated hereunder. Notwithstanding anything herein or elsewhere to the contrary, the Obligors shall not be obligated to indemnify or hold harmless any Indemnified Party from any liability, loss or damage resulting from the gross negligence, wilful misconduct or unlawful actions of such Indemnified Party or any violations by such Indemnified Party or Bank of any securities laws or other laws and regulations concerning financial institutions. Any amount payable to Bank under this Section will bear interest at the Default Rate from the due date until paid.

     The Obligors' obligations under this Section shall survive termination of this Agreement and repayment of the Obligations.

     20. COMMUNICATIONS AND NOTICES. All notices, requests and other
         --------------------------
communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

          To Obligors:

                   12505 Starkey Road, Suite A
                   Largo, FL 33773
                   Attention:  William L. LaGamba

          With a copy of any notice of an Event of Default to be given for information purposes and not for notice purposes to:

                   Shumaker, Loop & Kendrick, LLP
                   2800 Bank of America Plaza
                   101 East Kennedy Boulevard
                   Tampa, FL 33602
                   Attention:  Gregory C. Yadley, Esquire

          To Bank:

                   Mellon Bank, N.A.
                   1735 Market Street, 6th Floor
                   Philadelphia, PA 19101-7899
                   Attention:  Stephen A. Caffrey, Vice President

ALL "PAYMENT IN FULL" CHECKS OR OTHER MEDIA OF PAYMENT MUST BE SENT TO BANK ONLY TO THE ABOVE ADDRESS.

     21. WAIVERS.

          21.1 Waivers. In connection with any proceedings under the Loan
               -------
Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, the Obligors waive, to the extent permitted by applicable law:

               (a) all errors, defects and imperfections of a procedural nature in such proceedings;

               (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

               (c) presentment for payment, demand, notice of demand, notice of nonpayment, protest and notice of protest of any of the Loan Documents, including the Notes;

               (d) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

               (e) any demand for possession of Collateral prior to commencement of any suit;

               (f) all rights to claim or recover attorney's fees and costs in the event that any Obligor is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession; and

               (g) any right to require Bank to pursue any third Person for payment of the Obligations or payment with respect to any of the Collateral.

        21.2   Forbearance.  Bank may release, compromise, forbear with respect
               -----------
to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to or consent of any Obligor, other than Borrowers.

        21.3   Limitation on Liability.  The Obligors shall be responsible for
               -----------------------
and Bank is hereby released from any claim or liability in connection with:


               (a)  Safekeeping any Collateral;

               (b)  Any loss or damage to any Collateral;

               (c)  Any diminution in value of the Collateral; or

               (d)  Any act or default of another Person.

     Bank shall only be liable for any act or omission on their part constituting gross negligence or wilful misconduct. In the event any Obligor brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, the Obligors will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of any Obligor. Obligors' obligations under this Section shall survive termination of this Agreement and repayment of the Obligations.

          21.4 Waiver of Subrogation. The Obligors hereby waive any right to
               ---------------------
subrogation, reimbursement, contribution or indemnity from any Obligor in connection with any Obligor's obligations under the Loan Documents.

     22.  SUBMISSION TO JURISDICTION. The Obligors hereby consent to the
          --------------------------
jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agree that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and the Obligors waive any objection which they may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any
                  --------------------
such court and waive personal service of any and all process upon them and consent that all such service of process be made by mail or messenger directed to them at the address set forth in Section 20. Nothing contained in this
                                    ----------
Section shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against any Obligor or their property in the courts of any other jurisdiction.

     23.  MISCELLANEOUS.
          --------------

          23.1 Brokers. The transaction contemplated hereunder was brought about
               -------
and entered into by Bank and the Obligors acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. The Obligors represent to Bank that the Obligors have not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Bank by any broker, finder or agent or any other Person, the Obligors agree to indemnify, defend and hold Bank harmless against any such claim, at the Obligors' own cost and expense, including Bank's attorneys' fees. The Obligors further agree that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Obligations secured by the Collateral.

          23.2 Use of Bank's Name.  The Obligors shall not use the name of Bank
               ------------------
or the name of any Affiliate of Bank in connection with any of their business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in their dealings with any governmental agency.

          23.3 No Joint Venture. Nothing contained herein is intended to permit
               ----------------
or authorize any Obligor to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in any Obligor.

          23.4  Survival. All covenants, agreements, representations and
                --------
warranties made by the Obligors in the Loan Documents or made by or on their behalf in connection with the transactions contemplated herein shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on their behalf and the making by Bank of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of the Obligors pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by the Obligors.

          23.5  No Assignment. The Obligors may not assign any of their rights
                -------------
hereunder without the prior written consent of Bank shall not be required to lend hereunder except to Borrowers as they presently exist.

          23.6  Assignment or Sale by Bank. Bank may sell, assign or
                ---------------------------
participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Obligors in its possession. In the event that Bank sells or assigns any portion of the Loans, Obligors shall (a) execute and deliver to Bank and/or to the applicable purchaser or assignee, such substitute or replacement Notes, Surety Agreements or other Loan Documents, and
(b) execute and deliver to Bank such amendments to the Loan Documents as Bank may request to reflect such sale or assignment.

          23.7  Publicity. Obligors agree that Bank may disclose the fact of the
                ---------
financing under this Agreement in the form of a "tombstone" announcement in the print media, whether individually or part of a general advertisement.

          23.8  Injunctive Relief. Each of the Obligors expressly acknowledges
                -----------------
and agrees that an action for damages for any breach of the requirements of
Section 10.8 shall not be an adequate remedy at law. In the event of any such
------------
breach, each of the Obligors agrees to the fullest extent allowed by law that Bank shall be entitled to injunctive relief to restrain such breach and require compliance with such requirements.

          23.9  Time is of the Essence.  Time is of the essence in the Obligors'
                ----------------------
performance of their  obligations under the Loan Documents.

          23.10 All Powers Coupled With Interest. All powers of attorney and
                --------------------------------
other authorizations granted to Bank and any Persons designated by Bank pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied.

          23.11 Disclosure and Disclaimer Regarding Power of Attorney. Obligors
                -----------------------------------------------------
acknowledge and certify as follows:

                (a) The Loan Documents contain provisions authorizing Bank to act as Obligors' attorney-in-fact or agent (collectively such powers are herein after referred to as the "Power of Attorney").

                (b) The purpose of the Power of Attorney is to give Bank broad powers to execute documents, handle or sell property and otherwise act in the name of the Obligors.

                (c) The Power of Attorney is coupled with an interest and, as such, Bank, in exercising any of its rights under the Power of Attorney is not a fiduciary of the Obligors. Bank may exercise any of its rights under the Power of Attorney for the sole benefit of Bank, without regard to the interests of the Obligors.

                (d) The Loan Agreement and the other Loan Documents are being executed in connection with a commercial loan or other financial transaction for business purposes and not primarily for personal, family or household purposes.

                (e) Any rights the Obligors may have to the specific provisions set forth in 20 Pa. C.S. 5601 et seq., as amended (specifically including Act 39 of 1999) are hereby forever waived and relinquished.

                (f) The Obligors have read and understand the Power of Attorney and this subsection regarding disclosure and disclaimer regarding the Power of Attorney.

                (g) The Obligors have consulted with legal counsel regarding the Power of Attorney and this subsection regarding disclosure and disclaimer regarding the Power of Attorney.

          23.12 Binding Effect. This Agreement and all rights and powers
                --------------
granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns and shall bind all Persons who become bound as a borrower, guarantor or other obligor under this Agreement.

          23.13 Severability.  The provisions of this Agreement and all other
                ------------
Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

          23.14 No Third Party Beneficiaries. The rights and benefits of this
                ----------------------------
Agreement and the Loan Documents shall not inure to the benefit of any third party.

          23.15 Modifications.  Any modification or amendment of this
                -------------
Agreement or any of the Loan Documents shall be in writing signed by the parties hereto.

          23.16 Holidays. If the day provided herein for the payment of any
                --------
amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

          23.17 Law Governing. This Agreement has been made, executed and
                -------------
delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth, without regard to any rules or principles regarding conflicts of law or any rule or canon of construction which interprets agreements against the draftsman.

          23.18 Integration. The Loan Documents shall be construed as integrated
                -----------
and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

          23.19 Exhibits and Schedules. All exhibits and schedules attached
                ----------------------
hereto are hereby made a part of this Agreement.

          23.20 Headings. The headings of the Articles, Sections, paragraphs and
                --------
clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          23.21 Counterparts; Facsimile Signatures. The Loan Documents and any
                ----------------------------------
notice or communication under the Loan Documents may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Delivery of a photocopy or telecopy of an executed counterpart of a signature page to any Loan Document shall be effective as delivery of a manually executed counterpart of such Loan Document.

          23.22 Joint and Several.  The obligations of the Obligors under this
                -----------------
Agreement shall be joint and several obligations.

          23.23 Limitation on Damages. The Obligors and Bank agree that, in any
                ---------------------
action, suit or proceeding, in respect of or arising out of this Agreement, the Loan Documents or the transactions contemplated hereunder, each mutually waives to the fullest extent permitted by law, any claim for consequential, punitive or special damages.

          23.24 Waiver of Right to Trial by Jury. THE OBLIGORS AND BANK WAIVE
                --------------------------------
ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE OBLIGORS OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. THE OBLIGORS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OBLIGORS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. THE OBLIGORS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              BORROWERS:
                              ---------

                              DRUGMAX.COM,INC


                              By:___________________________________________
                                 Ronald J. Patrick, Vice President - Finance


                              VALLEY DRUG COMPANY


                              By: ___________________________________________
                                  Ronald J. Patrick, Vice President - Finance


                              GUARANTORS
                              ----------

                              DESKTOP MEDIA GROUP, INC.


                              By: ___________________________________________
                                  Ronald J. Patrick, Vice President - Finance


                              VETMALL, INC.


                              By: ___________________________________________
                                  Ronald J. Patrick, Vice President - Finance

                              BANK:
                              ----

                              MELLON BANK, N.A.


                              By:_______________________________
                              Name/Title:_______________________

                                   EXHIBITS
                                   --------


Exhibit A         - Form of Covenant Compliance Certificate

Exhibit B         - Form of LIBOR Rate Notification

Exhibit C         - Form of Base Rate Loan Request

Exhibit D         - Form of LIBOR Rate Loan Request

Exhibit E         - Form of Borrowing Base Certificate

                                   SCHEDULES
                                   ---------


Schedule 10.1(h)         -      Pledged Securities

Schedule 11.1            -      States of Formation

Schedule 11.3            -      Ownership Interests

Schedule 11.4            -      Subsidiaries

Schedule 11.7            -      Litigation

Schedule 11.14           -      Names and States of Formation

Schedule 11.16           -      Pension and Benefit Plans

Schedule 11.17           -      Leases and Contracts

Schedule 11.18           -      Intellectual Property

Schedule 11.23           -      Affiliate Transactions

Schedule 11.24(b)        -      Licenses

Schedule 11.24(c)        -      Operating Agreements

Schedule 11.24(d)        -      Facility Sites

Schedule 11.24(e)        -      Leases

Schedule 11.28           -      Subordinated Indebtedness

Schedule 11.29(a)        -      All Inventory Locations

Schedule 11.29(b)        -      Eligible Inventory Locations

Schedule 11.31           -      Collective Bargaining Agreements

Schedule 11.32           -      Investment Property

Schedule 11.35           -      Web Sites

Schedule 13.2            -      Permitted Indebtedness

Schedule 13.3            -      Permitted Loans

Schedule 13.4            -      Permitted Investments

Schedule 13.8            -      Permitted Liens